Exhibit 4.3


                   TAX-FAVORED SAVINGS PROGRAM
                   TAX-FAVORED SAVINGS PROGRAM
                        TABLE OF CONTENTS


                                                              Page
ARTICLE I
EFFECTIVE DATE OF PROVISIONS; DEFINITIONS                      1

  Section 1.1     -  Account                                   1
  Section 1.2     -  Actual Deferral Percentage                1
  Section 1.3     -  Adoption Agreement                        2
  Section 1.4     -  Annual Addition                           2
  Section 1.5     -  Association                               3
  Section 1.5A    -  Average Contribution Percentage           3
  Section 1.6     -  Basic Contribution                        4
  Section 1.7     -  Basic Contribution Subaccount             4
  Section 1.8     -  Beneficiary                               4
  Section 1.9     -  Break In Service                          5
  Section 1.10    -  Code                                      5
  Section 1.11    -  Committee                                 5
  Section 1.12    -  Compensation, Section 415,
                     Compensation, and Test Compensation       5
  Section 1.13    -  Deferred Retirement Date                  7
  Section 1.14    -  Defined Benefit Fraction                  7
  Section 1.15    -  Defined Contribution Fraction             8
  Section 1.16    -  Disabled                                  9
  Section 1.17    -  Discretionary Contribution                9
  Section 1.18    -  Discretionary Contribution Subaccount     9
  Section 1.19    -  Effective Date                            9
  Section 1.20    -  Employee                                  9
  Section 1.21    -  Employer                                  9
  Section 1.22    -  Employer Contributions                   10
  Section 1.23    -  Employment                               10
  Section 1.24    -  Entry Date                               10
  Section 1.25    -  ERISA                                    10
  Section 1.26    -  Excess Amount, Excess
                     Contribution, Excess Deferral, and
                     Excess Matching Contribution             10
  Section 1.27    -  Fund or Investment Fund                  11
  Section 1.28    -  Hour of Service                          11
  Section 1.29    -  Highly Compensated Employee              11
  Section 1.30    -  Initial Computation Period and
                     Subsequent Computation Period            11
  Section 1.31    -  Loan Supervisor                          12
  Section 1.32    -  Master Trust Agreement                   12
  Section 1.33    -  Matching Contribution                    12
  Section 1.34    -  Matching Contribution Subaccount         12
  Section 1.35    -  Reserved                                 13
  Section 1.36    -  Normal Retirement Age                    13
  Section 1.37    -  Participant                              13
  Section 1.38    -  Participating Plan                       13
  Section 1.39    -  Part-time Service Year                   13
  Section 1.40    -  Period of Severance                      13
  Section 1.41    -  Plan                                     13
  Section 1.42    -  Plan Service Year and Plan
                     Service Month                            13
  Section 1.43    -  Program                                  14
  Section 1.44    -  Program Administrator                    14
  Section 1.45    -  Program Year                             14
  Section 1.46    -  Projected Annual Benefit                 14
  Section 1.47    -  Recordkeeper                             14
  Section 1.48    -  Related Plan                             14
  Section 1.49    -  Rollover Contribution                    14
  Section 1.50    -  Rollover Contribution Subaccount         14
  Section 1.51    -  Severance from Service Date              14
  Section 1.52    -  Trust Fund or Trust                      15
  Section 1.53    -  Trustee                                  15
  Section 1.54    -  Valuation Date                           15
  Section 1.55    -  Withdrawal Supervisor                    15


ARTICLE II
ELIGIBILITY REQUIREMENTS FOR EMPLOYEES                        16

Section   2.1     -  Eligible on Effective Date               16
Section   2.2     -  Eligible After Effective Date            16
Section   2.3     -  Change in Status                         16
Section   2.4     -  Limited Eligibility for Rollover
                     Contributions                            17


ARTICLE III
CONTRIBUTIONS   18

Section   3.1     -  Basic Contributions                      18
Section   3.2     -  Matching Contributions                   19
Section   3.3     -  Discretionary Contributions              19
Section   3.4     -  Rollover Contributions                   19
Section   3.5     -  Voluntary Contributions                  20
Section   3.6     -  Timing of Contributions                  20
Section   3.7     -  Annual Valuation Dates                   21


ARTICLE IV
LIMITATIONS ON CONTRIBUTIONS                                  22

Section   4.1     -  Limitations on Basic
                     and Matching Contributions               22
Section   4.2     -  Deduction Limitation                     23
Section   4.3     -  Limitation Applicable to
                     All Participants' Accounts               23
Section   4.4     -  Additional Limitation Applicable
                     to Participants' Accounts When
                     the Employer Maintains Other
                     Qualified Defined Contribution
                     Programs                                 24
Section   4.5     -  Additional Limitation Applicable
                     to Participants' Accounts When
                     the Employer Maintains a
                     Defined Benefit Program                  25


ARTICLE V
INVESTMENT OF CONTRIBUTIONS                                   26

Section   5.1     -  Investment Options                       26
Section   5.2     -  Income and Expenses of a Fund            27
Section   5.3     -  Separate Accounting                      27
Section   5.4     -  Valuation of Accounts                    27
Section   5.5     -  Effect of Participant Loans              28


ARTICLE VI
VESTING                                                       29

Section   6.1     -  Vesting Schedule                         29
Section   6.2     -  Forfeitures                              29

ARTICLE VII
RETIREMENT                                                    31

Section   7.1     -  Normal Retirement                        31
Section   7.2     -  Deferred Retirement                      31
Section   7.3     -  Disability Retirement                    31


ARTICLE VIII
DISTRIBUTIONS                                                 32

Section   8.1     -  In-Service Withdrawals
                     of Employer Contributions                32
Section   8.2     -  Payment on Death, Retirement
                     or Separation from Service               35
Section   8.3     -  Time of Payment                          36
Section   8.4     -  Address of Record                        39
Section   8.5     -  Distribution of Excess Deferrals,
                     Excess Contributions, and Excess
                     Matching Contributions                   39
Section   8.6     -  Rollover Distributions                   41
Section   8.7     -  In-Service Withdrawals in Case of
                     Permanent Disability                     43


ARTICLE IX
LOANS                                                         44

Section   9.1     -  Loans to Participants                    44


ARTICLE X
PARTICIPATION BY RELATED PLANS                                47

  Section 10.1    -  Terms and Conditions of
                     Participation by Related Plan            47

ARTICLE XI
ADMINISTRATION OF PROGRAM                                     48

Section   11.1    -  National Employee Benefits Committee     48
Section   11.2    -  Administration                           48
Section   11.3    -  Records                                  49
Section   11.4    -  Liability of the Committee               49
Section   11.5    -  Legal Incompetence                       50
Section   11.6    -  Correction of Errors                     50


ARTICLE XII
AMENDMENT AND TERMINATION OF PROGRAM                          51

Section   12.1    -  Amendment of Program                     51
Section   12.2    -  Termination of Program                   52
Section   12.3    -  Termination of Participation
                     in this Program                          52
Section   12.4    -  Termination of the Association's
                     Sponsorship of this Program              52


ARTICLE XIII
TOP-HEAVY PROVISIONS                                          54

Section   13.1    -  Application of this Article              54
Section   13.2    -  Definitions                              54
Section   13.3    -  Vesting                                  55
Section   13.4    -  Minimum Contributions or Benefits        56
Section   13.5    -  Limitation on Compensation               57
Section   13.6    -  Limits on Benefits and Contributions     57


ARTICLE XIV
MISCELLANEOUS   59

Section   14.1    -  Action by Employer                       59
Section   14.2    -  Liability of Employer                    59
Section   14.3    -  Successor to Business of Employer        59
Section   14.4    -  Dissolution of the Employer              59
Section   14.5    -  Interest in the Fund                     59
Section   14.6    -  Claims                                   60
Section   14.7    -  Mergers, Consolidations and
                     Transfers of Assets                      60
Section   14.8    -  Non-assignment of Accounts               60
Section   14.9    -  No Guarantee                             61
Section   14.10   -  Definition of Words                      61
Section   14.11   -  Titles                                   61
Section   14.12   -  Construction                             61
Section   14.13   -  Employment Contract                      62
Section   14.14   -  Failure to Qualify                       62
Section   14.15   -  Prior Programs                           62
Attachment A to Tax-Favored Savings Program                   63

                            ARTICLE I
            EFFECTIVE DATE OF PROVISIONS; DEFINITIONS

     The Program is amended and restated as follows, effective as of January 1, 1994 except as specifically provided below and in the Adoption Agreement.

      The following words and phrases as used herein shall have the meanings indicated, unless a different meaning is required by the context.

       Section  1.1  -  "Account"  shall  mean  the  sum   of   a
Participant's    Basic    Contribution    Subaccount,    Matching
Contribution Subaccount, Discretionary Contribution Subaccount, and Rollover Contribution Subaccount.

      Section 1.2 - "Actual Deferral Percentage" shall mean (effective January 1, 1987), for a specified group of Participants for a Program Year, the average of the ratios (calculated separately) for each Participant in such group of:

           (a) The amount of Basic Contributions actually paid to the Program on behalf of such Participant for such Program Year, to

           (b)  The  Participant's  Test  Compensation  for  such
Program Year.

The individual ratios and the Actual Deferral Percentage shall be calculated to the nearest one-hundredth of one percent.

      For purposes of determining the Actual Deferral Percentage, if the Employer maintains two or more programs that are treated as a single program for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) as in effect for program years beginning after December 31, 1988), all cash or deferred arrangements that are included in such programs shall be treated as a single arrangement. Effective January 1, 1990, all such programs must have the same program year in order to be treated as a single program.

      The ratio under this Section for a Participant who is a Highly Compensated Employee for the Program Year and who is eligible to have Basic Contributions made to his account under two or more programs or arrangements described in Code Section 401(k) that are maintained by the Employer shall be determined as if all such Basic Contributions were made under a single arrangement. Where the programs under which such Participant is eligible to have Basic Contributions made on his behalf have different Program Years, Basic Contributions with respect to program years ending with or within the same calendar year shall be treated as having been made under a single arrangement. In no event, however, shall contributions and allocations for such Participant under a program, or portion of a program, described in Code Section 4975(e)(7) be included as having been made under the single arrangement.

      For purposes of determining the ratio of a Participant who is a 5-percent owner, as defined in Code Section 414(q)(3), or who is in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation, as defined in Code
Section 414(q)(7), during the year, the Basic Contributions and any Matching Contributions or Discretionary Contributions used for the purposes of this Section, and Test Compensation of such Participant shall include, in accordance with such rules or regulations as may be prescribed by the Secretary of the Treasury, the Basic Contributions, such applicable Matching Contributions and Discretionary Contributions and Test Compensation of family members described in Code Section 414(q)(6)(B). Such family members shall otherwise be disregarded in determining the Actual Deferral Percentage. The deferral ratio of such a Participant shall be calculated in accordance with such rules and regulations as the Secretary of the Treasury may provide.

     Subject to such rules as the Secretary of the Treasury shall provide, for purposes of determining the Actual Deferral Percentage, the amount of a Participant's Basic Contribution in Subsection (a) may include, at the Employer's discretion, the amount of Matching Contributions or Discretionary Contributions actually paid to the Program on behalf of such Participant for such Program Year, if such Matching Contributions or Discretionary Contributions are fully vested at all times and are subject to the withdrawal restrictions applicable to earnings on Basic Contributions in Section 8.1 of the Program. For purposes of calculating the Actual Deferral Percentage, the amount of Basic Contributions shall include any amount determined subsequently to be an Excess Deferral, except that Excess Deferral amounts of Participants who are not Highly Compensated Employees made with respect to programs of the Employer shall not be included. The amount of Basic Contributions shall also include the amount of any Basic Contributions used for the purposes of Section 1.5A.

      The determination and treatment of the Basic Contributions, Matching Contributions, and Discretionary Contributions in determining the Actual Deferral Percentage shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      Section 1.3 - "Adoption Agreement" shall mean the agreement executed by the Employer upon the adoption of the Program and shall, in conjunction with the terms of the Program, govern the operation of the Program.

      Section 1.4 - "Annual Addition" shall mean the sum of the following amounts credited to a Participant's Account for the Program Year:

               (1) Employer Contributions;
               (2) nondeductible Employee contributions
                   (effective January 1, 1987);
               (3) forfeitures; and
               (4) allocations under a simplified employee pension.

For this purpose, any Excess Amount applied under Section 4.3  or
4.4 in the Program Year to reduce Employer contributions will be considered Annual Additions for such Program Year. In addition, amounts distributed as Excess Deferrals, Excess Contributions and Excess Matching Contributions shall be considered Annual Additions with respect to the Program Year to which they relate. Amounts allocated after December 31, 1985 to a key employee's post-retirement medical account, as described in Code Section 419A(d), and amounts allocated in Program Years beginning after March 31, 1984 to any individual medical account, as described in Code Section 415(1), under a defined benefit program also shall be treated as Annual Additions to a defined contribution program. Amounts which are repaid or restored to the Account of a reemployed Participant pursuant to Section 6.2 shall not be treated as Annual Additions hereunder.

      Section  1.5 - "Association" shall mean the Blue Cross  and
Blue Shield Association.

      Section 1.5A - "Average Contribution Percentage" shall mean (effective January 1, 1987), for a specified group of Participants for a Program Year, the average of the ratios (calculated separately), for each Participant in such group of:

          (a) The amount of Matching Contributions actually paid to the Program on behalf of such Participant for such Program
Year, to

          (b)   The  Participant's Test  Compensation  for  such
Program Year.

The individual ratios and the Average Contribution Percentage shall be calculated to the nearest one-hundredth of one-percent.

       For purposes of determining the Average Contribution Percentage, if the Employer maintains two programs that are treated as a single program for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii) for program years beginning after December 31, 1988), all Matching Contributions shall be treated as having been made under the same program for purposes of Code Sections 401(a)(4), 410(b) and 401(m), provided, however, that effective January 1, 1990, all such programs must have the same program year in order to be treated as a single program.

      The contribution percentage for any Participant who is a Highly Compensated Employee for the Program Year and who is eligible to have Basic Contributions made on his behalf, to receive Matching Contributions, or to make voluntary contributions, under two or more programs described in Code
Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if all such contributions were made under a single program. In no event, however, shall contributions or allocations for such Participant under a program, or a portion of a program, described in Code Section 4975(e)(7) be included as having been made under the same program.

     For purposes of determining the contribution percentage of a Participant who is a 5-percent owner, as defined in Code Section 414(q)(3), or is in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation, as defined in Code Section 414(q)(7), during the year, the Matching Contributions and any Basic Contributions or Discretionary Contributions treated as Matching Contributions and Test Compensation of such Participant shall include, in accordance with such rules or regulations as may be prescribed by the Secretary of the Treasury, the Matching Contributions, such applicable Basic Contributions and Discretionary Contributions and Test Compensation of family members described in Code Section 414(q)(6)(B). Such family members shall otherwise be disregarded in determining the Average Contribution Percentage. The contribution percentage of such Participant shall be calculated in accordance with such rules and regulations as the Secretary of the Treasury may provide.

     Subject to such rules as the Secretary of the Treasury shall provide, for purposes of determining the Average Contribution Percentage, the amount of the Participant's Matching Contributions in Subsection (a) may include, at the Employer's discretion, the amount of Basic Contributions or Discretionary Contributions actually paid to the Program on behalf of such Participant for such Program Year; provided, however, that in the case of Discretionary Contributions, such contributions may be included only if they are fully vested at all times and subject to the withdrawal restrictions applicable to earnings on Basic Contributions in Section 8.1 of the Program.

       For  purposes  of  calculating  the  Average  Contribution
Percentage,  any  forfeitures, as  defined  in  Section  6.2  and
Section 8.5(e), that are used to reduce Matching Contributions shall be counted as Matching Contributions.

      The determination and treatment of the Basic Contributions, Matching Contributions, and Discretionary Contributions in determining the Average Contribution Percentage shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      Section 1.6 - "Basic Contribution" shall mean the amount contributed by the Employer on behalf of the Participant in accordance with Section 3.1.

     Section 1.7 - "Basic Contribution Subaccount" shall mean the account of a Participant established and maintained in accordance with Section 3.1.

      Section 1.8 - "Beneficiary" shall mean the person, persons, or trust last designated by the Participant, in writing on forms of the Committee provided by the Employer, who shall receive any benefits payable under the Program upon the death of the
Participant, subject to the provisions of Section 8.2. The Participant may from time to time change his designation by filing a new written designation with the Employer. Such designation or change in designation becomes effective only on receipt by the Employer.

      Section 1.9 - "Break In Service" shall mean a Period of Severance of at least 12 consecutive months. A "one-year Break in Service" shall mean a 12 consecutive month Period of Severance. Notwithstanding the foregoing, in determining whether an Employee who is absent from work for maternity or paternity reasons has incurred a Break in Service for purposes of Article VI, a "Break in Service" occurs on the last day of a twelve consecutive month period (beginning immediately after the first anniversary of his last day of Employment by a Plan) during which the Employee is not in the Employment of a Plan. For this purpose, an absence for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period immediately following such birth or placement. An Employee shall not be deemed to be absent from work for maternity or paternity reasons unless the Employee furnishes the Committee such timely information as the Committee may reasonably require to establish that the absence is for maternity or paternity reasons and the number of days for which there was such an absence.

      Section 1.10 - "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      Section 1.11 - "Committee" shall mean the National Employee Benefits Committee appointed by the Board of Directors of the Blue Cross and Blue Shield Association, and any successor committee appointed by the Board of Directors of the Blue Cross and Blue Shield Association pursuant to this Program.

      Section 1.12 - "Compensation," "Section 415 Compensation," and "Test Compensation" shall have the meanings set out below, effective January 1, 1987. For Program Years beginning on or after January 1, 1989, and before January 1, 1994, in no event shall the annual amount of Compensation, Section 415 Compensation, or Test Compensation of each Participant taken into account for any Program Year exceed $200,000 as adjusted by the Secretary of the Treasury to reflect cost of living increases. For Program Years beginning on or after January 1, 1994, the annual amount of Compensation, Section 415 Compensation, or Test Compensation of each Participant taken into account for any Program Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17). If the Program Year consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Program Year, and the denominator of which is 12.

      In determining the compensation, for purposes of the above limitation, of a Participant who is a 5-percent owner, as defined in Code Section 414(q)(3), or is in the group consisting of the 10 Highly Compensated Employees paid the greatest compensation, as defined in Code Section 414(q)(7), during the year, the compensation of such Participant shall include, in accordance with such rules or regulations as may be prescribed by the Secretary of the Treasury, the compensation of family members, as defined in Code Section 414(q)(6), except that for this purpose the term "family" shall include only the Participant's spouse, and lineal descendants who have not attained the age of 19 by the close of the Program Year. If the annual compensation limit is exceeded as a result of taking into account the compensation of such family members of a Participant, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section
1.12 prior to the application of this limitation.

      If compensation for any prior Program Year is taken into account in determining a Participant's allocations for the current Program Year, the compensation for such prior Program Year is subject to the applicable annual compensation limit in effect for that prior Program Year. For this purpose, in determining allocations in Program Years beginning on or after January 1, 1989, the annual compensation limit in effect for Program Years beginning before that date is $200,000. In addition, in determining allocations in Program Years beginning on or after January 1, 1994, the annual compensation limit in effect for Program Years beginning before that date is $150,000.

           (a) Compensation shall be the compensation actually paid to the Employee by the Employer within a relevant period which is subject to federal income tax withholding at the source (within the meaning of Code Section 3401(a)), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, plus elective contributions that are made by the Employer on behalf of its Employees that are not includible in gross income under Code Sections 125, 402(e)(3), 402(h) and 403(b), compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b) and employee contributions described in Code Section 414(h)(2) that are picked up by the employing unit and thus are treated as employer contributions; provided, however, that any compensation paid to the Employee prior to the date on which he becomes a Participant shall be disregarded. Any Basic Contribution made in excess of statutory limits and recharacterized shall not be counted again in Compensation.

           (b) Section 415 Compensation shall be a Participant's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Program to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg. 1.62-2(c)) and excluding the following:

                 (1) Employer contributions to a program of deferred compensation to the extent contributions are not included in gross income of the Employee for the taxable year in which contributed, or on behalf of an Employee to a simplified employee pension program described in Code Section 408(k), and any distributions from a program of deferred compensation whether or not includible in the gross income of the Employee when distributed, except that any amounts received by an Employee pursuant to an unfunded non-qualified program shall be included in the year such amounts are includible in the gross income of the Employee.

                (2) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee) or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of a Code Section 403(b) annuity contract (whether or not the contributions are excludable from the gross income of the Employee).

      For  purposes of applying the limitations in Sections  4.3,
4.4 and 4.5, amounts included as Section 415 Compensation are those actually paid or made available to a Participant within the Program Year.

           (c) Test Compensation shall be the Participant's compensation, as such term is defined in Code Section 414(s), plus elective contributions that are made by the Employer on behalf of its Employees that are not includible in gross income under Code Sections 125, 402(e)(3), 402(h) and 403(b), compensation deferred under an eligible deferred compensation plan within the meaning of Code Section 457(b) and employee contributions described in Code Section 414(h)(2) that are picked up by the employing unit and thus are treated as employer contributions; provided, however, that any compensation paid to the Employee prior to the date on which he becomes a Participant shall be disregarded.

      Section 1.13 - "Deferred Retirement Date" shall mean in the case of a Participant who continues his Employment after his Normal Retirement Age, the day he actually terminates Employment.

      Section 1.14 - "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the sum of a Participant's Projected Annual Benefit under all the qualified defined benefit programs determined at the end of the Program Year, and the denominator of which is the lesser of (1) the product of 1.25, multiplied by Defined Benefit Dollar Limit; or (2) the product of 1.4, multiplied by 100 percent of the Participant's average
Section 415 Compensation for the 3 highest consecutive calendar years of service during which the Participant was active in the Program.

      For purposes of this Section, the term "Defined Benefit Dollar Limit" shall mean the dollar limit specified in Code
Section 415(b)(1)(A). Such dollar limit shall be adjusted to the extent required where the Participant's Normal Retirement Age under the Program precedes the applicable Social Security retirement age, and shall also be adjusted to reflect such higher amount determined by the Secretary of the Treasury or his delegate under Code Section 415(d).

      Section 1.15 - "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions credited to the Participant's accounts under this and all other qualified defined contribution programs of the Employer for the current and all prior Program Years plus the sum of the Annual Additions attributable to the Participant's Employee contributions to any qualified defined benefit programs of the
Employer for the current and all prior Program Years, and the denominator of which is the sum of the lesser of the following amounts determined for the current and each prior Program Year:
(1) 1.25, multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such Program Year; or (2) 1.4, multiplied by 25 percent of the Participant's Section 415 Compensation for such Program Year.

      The  Annual Addition for any Program Year beginning  before
January   1,   1987  shall  not  be  recomputed  to   treat   all
nondeductible Employee contributions as Annual Additions.

     If the applicable requirements of Section 415 of the Code as in effect for all Program Years beginning before January 1, 1987 were satisfied, an amount shall be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction as computed under this Section does not exceed 1.0 for such Program Year.

      Effective as of January 1, 1983, if the Employer maintained a defined contribution program on or before July 1, 1982, the following provisions shall also apply with respect to such program for purposes of this definition: With respect to program years beginning prior to January 1, 1976, the aggregate amount taken into account in the numerator of the fraction shall not exceed the aggregate amount taken into account in the denominator. The denominator of the Defined Contribution Fraction with respect to each Participant for all years ending before January 1, 1983, shall be an amount equal to the aggregate of the maximum Annual Additions which could have been made on the Participant's behalf for each Program Year ending before January 1, 1983, multiplied by the transition fraction. For purposes of the preceding sentence, the term "transition fraction" means a fraction,

     (1)  The numerator of which is the lesser of --

               (i)  $51,875, or
               (ii) 1.4 multiplied by 25 percent of the
                    Participant's Section 415 Compensation for the Program Year ending in 1981; and

     (2)  the denominator of which is the lesser of --
               (i)  $41,500, or
               (ii) 25 percent of the Participant's Section  415
                    Compensation for the Program Year ending in 1981.

      Section 1.16 - "Disabled" shall mean that a Participant is, in the judgment of the Committee, wholly prevented, by reason of mental or physical disability, from engaging in any occupation comparable to that in which he was engaged for the Employer at the time his disability occurred.

      Section 1.17 - "Discretionary Contribution" shall mean the amount contributed by the Employer in accordance with Section
3.3.

     Section 1.18 - "Discretionary Contribution Subaccount" shall mean the account of a Participant established and maintained in accordance with Section 3.3.

      Section 1.19 - "Effective Date" shall mean the date as of which the Employer has adopted the Program, as specified on the second page of the Adoption Agreement. If more than one Plan is included in the term "Employer," such term shall mean the date as of which such Plan adopted the Program for its Employees.

      Section 1.20 - "Employee" shall mean any person who is employed by the Employer except a person who is a leased employee
(within the meaning of Code Section 414(n)) of the Employer.

      Section 1.21 - "Employer" shall mean the Plan which has adopted the Program by executing the Adoption Agreement and any Related Plan which adopts such Plan's version of the Program pursuant to Article X.

           (a) With respect to the determination of Part-time Service Years, Plan Service Years or Months, or Severance from Service Date, the term "Employer" shall also include (1) all corporations which are members of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; (2) all trades or businesses (whether or not incorporated) which are under common control (as defined in Code
Section 414(c)) and which include the Employer; (3) all members of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and (4) except to the extent otherwise provided in regulations prescribed by the Secretary of the Treasury under Code Section 414(n), with respect to periods of service required to be credited under Code Section 414(n)(4) with respect to a leased employee, as defined in Code Section 414(n), or a common-law employee, the leasing organization.

           (b) For purposes of determining the limitations in Sections 4.3, 4.4, and 4.5, the term "Employer" shall also include: (1) all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), (2) all trades or businesses under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)), (3) all members of an affiliated service group (as defined in Code Section 414(m)); and (4) except to the extent otherwise provided in regulations prescribed by the Secretary of the Treasury, with respect to periods of service performed by a leased employee (as defined in Code Section 414(n)) for the Employer or a related person (as defined in Code Section 103(b)(6)(C)), the leasing organization.

      Section 1.22 - "Employer Contributions" shall mean the sum of the Basic Contributions, the Matching Contributions, and the Discretionary Contributions contributed to the Trust Fund.

      Section 1.23 - "Employment" shall mean service as an Employee, within the meaning of the Federal Insurance Contribution Act, of the Employer, beginning when the Employee first works an Hour of Service for the Employer, and ending on the Severance from Service Date, provided, however, that if the severance from service resulted from the Employee's resignation, retirement, or discharge, and the Employee returns to the service of the Employer within 12 months of the separation from service, or if the Employee separated from service as a result of his resignation, retirement, or discharge during an absence for any other reason and the Employee returns to the service of the Employer within 12 months of the date he was first absent, the period of absence will be included in the period of Employment.

      Section 1.24 - "Entry Date" shall mean the Effective Date and each January 1 or July 1 thereafter.

      Section  1.25 - "ERISA" shall mean the Employee  Retirement
Income Security Act of 1974, as amended from time to time.

      Section  1.26  -  "Excess Amount,"  "Excess  Contribution,"
"Excess Deferral," and "Excess Matching Contribution" shall have the following meanings (effective January 1, 1987):

           (a)   Excess Amount shall be the excess of the  Annual
Additions  credited to the Participant's account for the  Program
Year over the maximum permissible amount under Section 4.3 or 4.4.

           (b) Excess Contribution shall be the amount of Basic Contribution (and, to the extent included under Section 1.2, Matching Contribution or Discretionary Contribution) which, in accordance with Code Section 401(k)(8)(B), is determined to be in excess of the limit on the Actual Deferral Percentage specified in Section 4.1(b) or (d).

           (c)   Excess  Deferral shall be the  amount  of  Basic
Contribution for a calendar year that the Participant allocates to the Program in accordance with the procedure described in
Section 8.5(a).

           (d) Excess Matching Contribution shall be the amount of Matching Contribution (and to the extent included under
Section 1.5A, Basic Contribution or Discretionary Contribution), which, in accordance with Code Section 401(m)(6)(B), is determined to be in excess of the limit on the Average Contribution Percentage specified in Section 4.1(c) or (d).

      Section 1.27 - "Fund" or "Investment Fund" shall mean an investment fund or designated mutual fund established under the Master Trust Agreement, and elected by the Employer under Section 5B of the Adoption Agreement. The investment experience of such Funds shall be accounted for separately by the Trustee.

     Section 1.28 - "Hour of Service" shall mean:

           (a) each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties for the Employer. These hours will be credited to the Employee for the Computation Period in which the duties are performed; and

           (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship is terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty or military duty or leave of absence. No more than 501 Hours of Service shall be credited to an Employee under this Subsection for any single continuous period (whether or not such period occurs in a single Computation Period). Hours under this Subsection will be calculated and credited pursuant to
Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference; and

           (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service will not be credited both under Subsection (a) or Subsection (b), as the case may be, and under this Subsection (c). These hours will be credited to the Employee for the Computation Period or Periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.

      Section 1.29 - "Highly Compensated Employee" shall mean, with respect to a Program Year, any Employee of the Employer who is described in Code Section 414(q), effective January 1, 1987.

      Section 1.30 - "Initial Computation Period" and "Subsequent
Computation Period" shall have the following meanings.

           (a) the Initial Computation Period shall be the period beginning on the date the Employee first works an Hour of Service as an Employee of the Employer and ending on the date preceding the first anniversary of such date;

           (b) the Subsequent Computation Period or Periods shall be Program Years beginning with the Program Year which includes the first anniversary of the date the Employee first works an Hour of Service for the Employer.

      In the case of an Employee whose Employment terminates and who completes no more than 500 Hours of Service during the Initial or Subsequent Computation Periods prior to becoming a Participant in the Program, such Employee shall be treated as a new Employee with a new Initial Computation Period on the date the Employee first commences service as an Employee of the Employer after such Initial or Subsequent Computation Period. Solely for purposes of the preceding sentence, in determining whether an Employee has completed 500 Hours of Service, an Employee who is absent from work for maternity or paternity reasons (as defined in Section 1.9) shall be credited with the number of Hours of Service which otherwise would normally have been credited to such individual but for such absence (or, if such number is indeterminable, 8 Hours of Service per day of such absence), except that the total number of Hours of Service credited to an Employee under this special rule shall not exceed 501 Hours of Service. The hours described in the preceding sentence shall be treated as Hours of Service only in the Computation Period in which the absence from work begins, if the Employee would be credited with more than 500 Hours of Service solely because such hours are treated as Hours of Service, or, in any other case, in the immediately following Computation Period; provided, however, that no credit shall be given for such hours unless the Employee furnishes the Committee with the information described in Section 1.9.

      "Computation  Period"  shall mean the  Initial  Computation
Period or the Subsequent Computation Period, as the case may be.

      Section 1.31 - "Loan Supervisor" shall mean the entity (the
Employer   or  the  Committee)  designated  under  the   Adoption
Agreement to approve loans under the Program.

      Section 1.32 - "Master Trust Agreement" shall mean the master trust agreement by and between the Blue Cross and Blue
Shield Association and the Trustee which has executed the Employer's Adoption Agreement.

      Section 1.33 - "Matching Contribution" shall mean the amount contributed by the Employer on account of, or allocated with respect to, Basic Contributions in accordance with Section 3.2.

      Section 1.34 - "Matching Contribution Subaccount" shall mean the account of a Participant established and maintained in accordance with Section 3.2.

      Section 1.35 - Reserved

      Section 1.36 - "Normal Retirement Age" shall mean (i) effective after January 1, 1988 but before January 1, 1995, the later of (a) age 65, or (b) the fifth anniversary of the Employee's participation commencement date, and (ii) effective after December 31, 1994, age 65. For purposes of (i), the participation commencement date is the first day of the first Program Year in which the employee became a Participant in the Program.

      Section 1.37 - "Participant" shall mean any individual who has become a Participant pursuant to the provisions of Article
II.

      Section 1.38 - "Participating Plan" shall mean the Employer and any other Plan which adopts and maintains the Tax-Favored
Savings Program under its own Adoption Agreement.

      Section 1.39 - "Part-time Service Year" shall mean in the case of an Employee who is not regularly employed on a full-time basis, a Computation Period during which an Employee completes 1,000 Hours of Service for the Employer or, with respect to prior Employment with another Plan, for such Plan. An Employee who is credited with 1,000 Hours of Service in both the Initial Computation Period and the first Subsequent Computation Period which commences prior to the first anniversary of the Employee's Initial Computation Period will be credited with two Part-time Service Years hereunder.

     Section 1.40 - "Period of Severance" shall mean a continuous period of time beginning on the Severance from Service Date during which the Employee is not in the Employment of the Employer.

      Section 1.41 - "Plan" shall mean a corporation which is approved or licensed as a Blue Cross Plan; a corporation which is approved or licensed as a Blue Shield Plan; the Blue Cross and Blue Shield Association; each corporation which is wholly owned or controlled by a Blue Cross Plan, a Blue Shield Plan, or the Blue Cross and Blue Shield Association or is jointly owned or controlled by the Blue Cross and Blue Shield Association and/or other Plans; or any other organization which the Committee approves for participation in the Program.

      Section 1.42 - "Plan Service Year" and "Plan Service Month" shall have the following meanings:

          (a) a Plan Service Year shall mean the aggregate of all periods of the Employee's Employment with the Employer and prior Employment with any Plan, expressed in years and days. For purposes of aggregating nonconsecutive periods of Employment, 365 days shall be treated as one year.

           (b) a Plan Service Month shall mean the aggregate of all periods of the Employee's Employment with the Employer and prior Employment with any Plan, expressed in months and days. For purposes of aggregating nonconsecutive periods of Employment, 30 days shall be treated as one month.

      Section 1.43 - "Program" shall mean the Tax-Favored Savings Program, as amended from time to time. The Program is intended to be at all times a profit-sharing program with a cash or deferred arrangement. With respect to an Employer, the term "Program" shall mean the version of the Program adopted by the Employer for its Employees and shall constitute a separate qualified deferred compensation program for such Employer.

      Section  1.44  -  "Program Administrator"  shall  mean  the
National  Employee Benefits Committee appointed by the  Board  of
Directors of the Blue Cross and Blue Shield Association.

      Section 1.45 - "Program Year" shall mean the 12-month period ending December 31.

      Section  1.46  - "Projected Annual Benefit"  shall  mean  a
Participant's annual benefit (adjusted to be the actuarial equivalent of a straight life annuity if expressed in a form other than a straight life or qualified joint and survivor annuity) under a defined benefit program of the Employer, assuming that the Participant will continue employment until the later of his current age or normal retirement age under the program, and that the Participant's Section 415 Compensation for the Program Year and all other relevant factors used to determine benefits under the program will remain constant for all future Program Years.

      Section 1.47 - "Recordkeeper" shall mean the entity, if any, appointed by the Committee to maintain and preserve the records
for  each  Participant  relating  to  his  participation  in   an
Employer's  Program.   If a Recordkeeper is  not  appointed  with
respect to an Employer's Program, then the Committee shall carry out the function of the Recordkeeper for such Program.

      Section 1.48 - "Related Plan" shall mean a Plan which adopts the Employer's version of the Program pursuant to Article X.

      Section 1.49 - "Rollover Contribution" shall mean the amount contributed by an Employee in accordance with Section 3.4.

      Section 1.50 - "Rollover Contribution Subaccount" shall mean
the  account  of  an  Employee  established  and  maintained   in
accordance with Section 3.4.

      Section 1.51 - "Severance from Service Date" shall mean the date upon which an Employee terminates his Employment with his Employer, which date shall be the earliest of the Employee's resignation, discharge, retirement, or death, or the first anniversary of the date he is absent from service for any other reason.

      Section 1.52 - "Trust Fund" or "Trust" shall mean the assets consisting of cash or such other property as shall be paid or delivered to the Trustee under the Master Trust Agreement on behalf of a Participant, including earnings thereon, while held by the Trustee.

      Section 1.53 - "Trustee" shall mean, with respect to an Employer's Program, the entity which has executed the Employer's
Adoption Agreement as trustee.

      Section 1.54 - "Valuation Date" shall mean the date as of which the Trustee shall determine the value of the Trust Fund, which shall be:

          (a) when the Employer elects daily administration under
Section 5A of the Adoption Agreement, any business day on which both the Trustee and the New York Stock Exchange are open; or

           (b) when the Employer elects periodic administration under Section 5A of the Adoption Agreement, the end of each calendar month and such other dates as the Trustee may deem appropriate or the Committee may direct.

      The Account value of a Participant's Account shall be determined for each allocation, distribution, or withdrawal, at each Valuation Date, or at any other time as may be deemed necessary by the Committee. The assets of the Trust Fund shall be valued at their fair market value.

      Section 1.55 - "Withdrawal Supervisor" shall mean the entity (the Employer or the Committee) designated under the Adoption
Agreement to approve withdrawals under the Program.

                           ARTICLE II
             ELIGIBILITY REQUIREMENTS FOR EMPLOYEES

      Section 2.1 - Eligible on Effective Date. Each Employee on the Effective Date who has satisfied the eligibility requirements specified in the Adoption Agreement shall become a Participant on the Effective Date.

      Section  2.2  - Eligible After Effective Date.   Any  other
present, future, or reemployed Employee shall become a Participant on the first Entry Date on or after the date he satisfies the eligibility requirements specified in the Adoption Agreement, provided he is in the Employment of the Employer on such Entry Date. Notwithstanding the foregoing, a reemployed Employee shall become a Participant on the date he returns to service if he was a Participant (without regard to Section 2.4) during his prior period of Employment or if, as of the date he returns to service, he has satisfied the eligibility requirements specified in the Adoption Agreement and would have become a Participant on a prior Entry Date, but for his period of absence.

     Section 2.3 - Change in Status.

          (a) In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately upon such change in status if such Employee has satisfied the Minimum Age and Minimum Service requirements specified in the Adoption Agreement and would have become a Participant on a prior Entry Date, but for his being a member of an ineligible class of Employees. In the event a Participant becomes a member of a class of Employees ineligible to participate, he shall thereupon cease participation in the Program but shall not as a result thereof be deemed to have terminated Employment.

           (b) If an Employee who is not regularly employed on a full-time basis becomes employed on a full-time basis, the Employee shall, for purposes only of this Article II, be credited with Plan Service Years equal to the sum of --

                (1) the Part-time Service Years credited to the Employee before the Computation Period during which the change occurs; and

                (2) the greater of (I) the period of Plan Service Years that would be credited to the Employee for his Employment in the entire Computation Period in which the change occurs or
(II) the service credit, if any, which the Employee would have for such Computation Period as of the date of change under the Part-time Service method of crediting service.

The  Employee shall receive credit for subsequent service as Plan
Service Years commencing on the day after the last day of the Computation Period in which such change occurs.

           (c) If the status of an Employee who is regularly employed on a full-time basis changes so that he is not employed on a full-time basis, the Employee shall be credited with service for purposes of this Article II as follows:

               (1) the Employee shall be credited with the number of Part-time Service Years equal to the number of full Plan
Service Years credited to the Employee on the date of such change; and

                (2) the Employee shall be credited with Hours of Service with respect to the fractional part of the Computation Period before such change on the basis of an equivalency of 10 Hours of Service for each day the Employee would be credited with at least one Hour of Service during such period.

The Employee shall receive credit for subsequent service after the date of change under the Part-time Service method.

       Section 2.4 - Limited Eligibility for Rollover Contributions. An Employee who is a member of an eligible class of Employees, regardless of whether he has satisfied the Minimum Age and Minimum Service requirements specified in the Adoption Agreement, shall be eligible to make a Rollover Contribution as described in Section 3.4. In the event such an Employee makes a Rollover Contribution prior to satisfying the eligibility requirements of this Article, he shall be regarded as a Participant, but only with respect to his interest in his Rollover Contribution Account. He shall not be regarded as a Participant for purposes of receiving Employer Contributions until such time as he satisfies the Minimum Age and Minimum Service requirements specified in the Adoption Agreement.

                           ARTICLE III
                          CONTRIBUTIONS

      Section 3.1 - Basic Contributions. Each Participant may elect to have the Employer reduce his cash Compensation by an amount (at least the minimum amount specified in the Adoption Agreement, and thereafter in 1 percent increments) and, in lieu of payment of such portion to him, to have such amount
contributed   as   a  Basic  Contribution  under   the   Program.
Notwithstanding the foregoing, effective July 1, 1987, a Participant electing to have the maximum dollar amount of Basic Contribution (described below) made on his behalf may elect to reduce his Compensation by a dollar amount per pay period and to have such amount contributed as a Basic Contribution under the Program, as long as the Employer has elected such a provision in the Adoption Agreement. Basic Contributions shall be withheld from the Participant's Compensation, transmitted to the Trustee and allocated to the Participant's Basic Contribution Subaccount.

      At a Participant's initial enrollment, or in the case of an Employee who becomes a Participant under Article II on the date of reemployment or the date of status change, such election shall be made by providing written notice to the Employer in the form and manner prescribed by the Committee. A Participant may change the amount of Basic Contributions to be made on his behalf, upward or downward, elect to have such Basic Contributions cease, or elect to recommence Basic Contributions following suspension of Basic Contributions, as of the next Entry Date. Such change may be made by providing written notice to the Employer or by telephone instructions to the Recordkeeper (so long as the Employer has elected such method in the Adoption Agreement) in the form and manner prescribed by the Committee. Any such election or change, whether by written notice or by telephone instructions, shall be effective as of the next Entry Date, provided such notice is given to the Employer, or such telephone instructions are given to the Recordkeeper, by such time as is specified by the Employer based on uniform nondiscriminatory standards consistently applied. In no event may such an election or change be made with respect to Compensation which has already been made available to the Employee.

      The amount of Basic Contributions made on behalf of any Participant shall be subject to the limitations in the Adoption Agreement and in Article IV of this Program, and such contributions may be restricted, reduced, or to the extent already made to the Trust, refunded in accordance with the provisions of the Program, in order to ensure that such limitations are satisfied. In no event shall the amount of Basic Contribution made on behalf of any Participant exceed $7,000 (as adjusted by the Secretary of the Treasury for increases in the cost of living) in any taxable year of the Participant, effective January 1, 1987. The foregoing limit shall not apply to amounts of Basic Contribution attributable to service performed in 1986 and described in Section 1105(c)(5) of the Tax Reform Act of 1986.

     Section 3.2 - Matching Contributions. Concurrently with the payment to the Trustee of any Basic Contribution on behalf of any Participant, the Employer shall contribute such Matching Contribution, if any, as is specified in the Adoption Agreement. Further, if provided in the Adoption Agreement, an Employer may elect for any Program Year to contribute an additional amount. Such additional amount shall be allocated as an additional Matching Contribution to Participants who were actively employed on the last day of the Program Year in the manner specified in the Adoption Agreement, and shall be transferred to the Trustee no later than 60 days after the close of the Program Year to which it relates. In no event, however, shall the amount of the Matching Contribution exceed the applicable limitations in
Article IV or the Adoption Agreement, and such contributions may be restricted, reduced, or, to the extent already made to the Trust, disposed of in accordance with the provisions of this Program, in order to ensure that such limitations are satisfied. Matching Contributions shall be transmitted to the Trustee and allocated to the Participant's Matching Contribution Subaccount.

      Section 3.3 - Discretionary Contributions. Except as otherwise provided in the Adoption Agreement, an Employer may elect, for any Program Year, to make a Discretionary Contribution, in addition to the Basic Contribution and the
Matching Contribution, if any, for that Program Year. The Employer, in its sole discretion, shall determine the amount of such Discretionary Contribution, subject to the limitations in
Article IV. A Discretionary Contribution shall be transferred by the Employer to the Trustee no later than 60 days after the close of the Program Year to which it relates and shall be allocated in accordance with the method provided in the Adoption Agreement. Such contributions may be restricted, reduced, or, to the extent already made to the Trust, disposed of in accordance with the provisions of this Program, in order to ensure that such limitations are satisfied.

      Section 3.4 - Rollover Contributions. This Section 3.4 applies to distributions made on or after January 1, 1993. An Employee who is a member of an eligible class of Employees, as described in Section 2.4, may contribute a Rollover Contribution in accordance with such rules and procedures as the Committee may prescribe.

          (a) A Rollover Contribution shall be an amount which --

                 (1) qualifies as (I) an eligible rollover distribution as defined in Section 8.6(b)(1) except that such distribution must be paid from an employees' trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a) or from an annuity plan described in Code Section 403(a); or (II) a distribution from an individual retirement account or individual retirement annuity, as defined in Code Section 408, where no amount in the account or no part of the value in the annuity has any source other than a rollover contribution (as defined in Code Section 402) from an employees' trust described in Code Section 401(a) which is exempt from tax under Code
Section 501(a) or from an annuity plan described in Code Section 403(a) (and any earnings on such contribution), and

                (2) will not adversely affect the continued tax qualification of the Program under Code Sections 401(a) and 501(a).

           (b) For purposes of this Section 3.4, the rules and procedures which the Committee shall provide under this Section with respect to accepting Rollover Contributions shall include the following requirements:

                (1) a Rollover Contribution attributable to a rollover distribution from an employees' trust described in Code
Section 401(a) which is exempt from tax under Code Section 501(a) or from an annuity plan described in Code Section 403(a) may only be made if the contribution occurs on or before the 60th day following the day on which the rollover distribution was received (unless the distribution is a direct rollover, as defined below) and if the contribution is equal to the portion of the eligible rollover distribution which would be includible in gross income if it were not rolled over in accordance with this Section.

                (2) A Rollover Contribution attributable to a rollover contribution from an individual retirement account or annuity, as provided above, may only be made if the contribution of the entire amount of such rollover contribution occurs on or before the 60th day following the date such amount was received (unless the distribution is a direct rollover, as defined below, from such account or annuity).

                (3)  A Rollover Contribution may only be made  in
cash.   A  distribution  of amounts attributable  to  accumulated
deductible employee contributions may not be transferred to the Program as a Rollover Contribution.

                 (4) For purposes of this Section, "direct rollover" shall mean a payment of an amount which constitutes an eligible rollover distribution (as defined in Section 8.6(b)(1)) from an employees' trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a), from an annuity plan described in Code Section 403(a), or from an individual retirement account or individual retirement annuity (subject to the conditions set forth in Subsection (a)) directly to the Program.

           (c) Rollover Contributions may be contributed without regard to the limitations in Article IV and shall be transmitted to the Trustee and allocated to the Participant's Rollover
Contribution Subaccount.

     Section 3.5 - Voluntary Contributions. Except to the extent provided in Section 6.2 (with respect to certain payments by reemployed Participants), after-tax voluntary contributions are neither required nor permitted under the Program, effective January 1, 1987.

       Section 3.6 - Timing of Contributions. When daily administration has been selected under Section 5A of the Adoption Agreement, the Employer shall pay its contribution to the Trust Fund on a periodic basis as determined by the Employer in a uniform and nondiscriminatory manner, but not less frequently than monthly. When periodic administration has been elected under Section 5A of the Adoption Agreement, the Employer shall pay its contribution to the Trust Fund under the terms hereof within a reasonable time following the close of the calendar month to which it relates, but no later than 30 days after the end of such month.

      In the case of an additional Matching Contribution or a Discretionary Contribution, however, the Employer shall pay such Contribution to the Trust Fund no later than 60 days after the close of the Program Year to which it relates.

      Section 3.7 - Annual Valuation Duties. The Committee shall establish a funding policy and method consistent with the objectives of the Program and the requirements of Title I of ERISA. The Committee shall meet at least annually to review such funding policy and method. All actions of the Committee, and the reasons therefore, taken pursuant to this Section 3.7 shall be recorded in the minutes of such meeting.

                           ARTICLE IV
                  LIMITATIONS ON CONTRIBUTIONS

       Section   4.1   -  Limitations  on  Basic   and   Matching
Contributions.

           (a) Dollar Limit on Basic Contributions. The total amount of Basic Contribution made on behalf of any Participant for a Program Year under this Program shall be limited in accordance with Section 3.1.

           (b)   Limit on Actual Deferral Percentage.  The Actual
Deferral  Percentage for Participants who are Highly  Compensated
Employees shall not exceed the greater of:

                (1)  The Actual Deferral Percentage for all other
Participants multiplied by 1.25; or

                (2) The lesser of (i) the Actual Deferral Percentage for all other Participants multiplied by 2, or (ii) the Actual Deferral Percentage for all other Participants plus 2 percentage points or such lesser amount as may be prescribed by the Secretary of the Treasury in regulations, as described in Subsection (d) below, to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

      Rules shall be prescribed, which shall be applied by the Employer in limiting the Basic Contributions which may be made on behalf of Participants who are Highly Compensated Employees so that this percentage limitation is satisfied.

           (c)   Limit  on Average Contribution Percentage.   The
Average  Contribution Percentage for Participants who are  Highly
Compensated Employees shall not exceed the greater of:

                (1) The Average Contribution Percentage for all other Participants multiplied by 1.25; or

                (2) The lesser of (i) the Average Contribution Percentage for all other Participants multiplied by 2, or (ii) the Average Contribution Percentage for all other Participants plus 2 percentage points or such lesser amount as may be prescribed by the Secretary of the Treasury in regulations, as described in Subsection (d) below, to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

      Rules shall be prescribed, which shall be applied by the Employer in limiting the Matching Contributions which may be made on behalf of Participants who are Highly Compensated Employees so that this percentage limitation is satisfied. To the extent permitted under applicable law or regulations, if Matching Contributions are taken into account for purposes of calculating the Actual Deferral Percentage under Section 1.2 of this Program, such Matching Contributions shall not be subject to Section 4.1(c).

           (d) Limit on Multiple Use of Alternative Limitation. This Subsection shall be applicable with respect to those Program Years in which both the Actual Deferral Percentage and the Average Contribution Percentage of Participants who are Highly Compensated Employees exceed the respective percentages of all other Participants by more than 125%. In no event shall the sum of the Actual Deferral Percentage and the Average Contribution Percentage of the entire group of eligible Highly Compensated Employees, determined pursuant to Sections 1.2 and 1.5A, be greater than the aggregate limit. For purposes of this Subsection, the term "aggregate limit" shall mean the aggregate limit as determined in accordance with rules and regulations prescribed by the Secretary of the Treasury. Amounts in excess of the aggregate limit shall be corrected by reducing the Average Contribution Percentage of Highly Compensated Employees pursuant to Section 8.5.

          (e) Collectively Bargained Employees. If any Employees of the Employer are included in a unit of Employees covered by a collective bargaining agreement, the Employees of the Employer shall be divided into two groups, one group which shall include those Employees who are so covered and the other group which shall include all those other Employees who are not so covered. The Actual Deferral Percentage, the Average Contribution Percentage and the Multiple Use tests specified above shall be performed separately for each group.

          (f) Effective Date of Limitations on Basic and Matching
Contributions.   The  provisions of this  Section  4.1  shall  be
effective as of January 1, 1987.

      Section 4.2 - Deduction Limitation. In no event shall the total amount contributed by the Employer, including the amount of any Excess Deferrals, Excess Contributions, and Excess Matching Contributions, exceed the amount deductible under Code Section 404, or if the Employer is exempt from Federal income tax, the amount which would have been deductible if it were not exempt. In the event Employer Contributions would otherwise exceed the above deduction limitation, such Employer Contributions shall be reduced or restricted, in accordance with such rules as the Committee may prescribe.

      Section  4.3  - Limitation Applicable to All  Participants'
Accounts.

           (a) If the Employer does not maintain any other qualified program, the amount of Annual Additions which may be credited to a Participant's Account for any Program Year shall not exceed the lesser of (1) $30,000 (or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code, as in effect for the Program Year), or (2) 25 percent of the Participant's Section 415 Compensation for such Program Year, effective January 1, 1987. The limit in (2) above shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after a Participant's Severance from Service Date, or to any amount otherwise treated as an Annual Addition under Section 415(1)(1) of the Code.

          (b) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Section 415 Compensation, or a reasonable error in determining the amount of Basic Contributions that may be made with respect to any individual under the limits of Code Section 415 or under such limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the following rules, there is an Excess Amount with respect to a Participant for the Program Year, such Excess Amount will be disposed of as follows:

                (1)  If the Participant is covered by the Program
at the end of the Program Year, the Excess Amount in the Participant's Account may be used to reduce Employer Contributions for such Participant in the next Program Year, and each succeeding Program Year if necessary.

                (2) If any Participant is not covered by the Program at the end of the Program Year, the Excess Amount may be held unallocated in a suspense account. The suspense account shall be applied to reduce future Employer Contributions for all remaining Participants in the next Program Year, and each succeeding Program Year if necessary.

                (3) If a suspense account is in existence at any time during the Program Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses.

               (4) Notwithstanding paragraphs (1), (2) and (3) of
Section 4.3(b), Basic Contributions with respect to a Participant may be distributed to such Participant to the extent that the distribution would reduce any Excess Amount in the Participant's Account. The amounts so distributed shall be disregarded for purposes of the dollar limit set forth in Section 4.1(a) and the tests set forth in Sections 4.1(b) and 4.1(c).

       Section   4.4   -  Additional  Limitation  Applicable   to
Participants'   Accounts  When  the  Employer   Maintains   Other
Qualified Defined Contribution Programs.

           (a) If, in addition to this Program, the Employer maintains any other qualified defined contribution program, the amount of Annual Additions which may be credited to a Participant's Account under this Program for any Program Year shall not exceed the maximum permissible amount determined under
Section 4.3, reduced by the Annual Additions previously credited to a Participant's account under such other programs for the same Program Year.

           (b)  If  a  Participant's Annual Additions under  this
Program and such other programs result in an Excess Amount, the Excess Amount will be deemed to consist of the Annual Additions last allocated.

           (c) If an Excess Amount was allocated to a Participant on an allocation date of this Program which coincides with an allocation date of another program, the Excess Amount attributed to this Program will be the product of,

                (1) the total Excess Amount allocated as of such date, times

                 (2) the ratio of (i) the Annual Additions allocated to the Participant for the Program Year as of such date under this Program to (ii) the total Annual Additions allocated to the Participant for the Program Year as of such date under this and all the other qualified defined contribution programs.

           (d) Any Excess Amount attributed to this Program will be disposed in the manner described in Section 4.3.

       Section 4.5 - Additional Limitation Applicable to Participants' Accounts When the Employer Maintains a Defined Benefit Program. If the Employer maintains, or at any time maintained, a qualified defined benefit program which covered any Participant in this Program, the sum of the Defined Contribution Fraction and the Defined Benefit Fraction with respect to any Participant for a Program Year shall not exceed 1.0, and the Annual Additions credited to any such Participant's Account under this Program in any Program Year shall be limited as provided in
Section 4 of the Adoption Agreement.

                            ARTICLE V
                   INVESTMENT OF CONTRIBUTIONS

      Section 5.1 - Investment Options. Contributions shall be invested in the following manner:

           (a) Each contribution, including Basic Contribution, Matching Contribution, Discretionary Contribution, and Rollover Contribution, made by or on behalf of a Participant shall be invested by the Trustee in one or more of the Investment Funds designated in Section 5B of the Adoption Agreement. Such contributions shall be made in such proportions as the Participant shall direct in the percentage increments specified in Section 5B of the Adoption Agreement.

           (b)  A Participant shall direct the investment of  all
contributions  on  his  behalf,  as  follows,  subject   to   the
provisions of Subsection (d):

                 (1)   When   the  Employer  has  elected   daily
administration under Section 5A of the Adoption Agreement, initial enrollments and changes and reallocations shall be by written notice to the Employer in the manner and form prescribed by the Committee or by telephone instructions to the Trustee; or

                 (2) When the Employer has elected periodic administration under Section 5A of the Adoption Agreement, initial enrollments and changes and reallocations shall be by written notice to the Employer in the manner and form prescribed by the Committee or by telephone instructions to the Trustee.

                (3)  If  the  Participant fails  to  specify  the
investment of any contribution, the contribution will be allocated entirely to the money market fund, if any, which has been elected as an investment fund by the Employer in Section 5B of the Adoption Agreement. If no money market fund has been elected as an investment fund by the Employer in Section 5B of the Adoption Agreement, such contribution will be allocated entirely to the income fund which has been elected as an investment fund by the Employer in Section 5B of the Adoption Agreement.

            (c) A Participant may prospectively change his investment direction for contributions made after the next investment change date (as defined in Section 5D of the Adoption Agreement), subject to the provisions of Subsection (d). A Participant shall also have the right to reallocate his existing Account to one or more Funds as of the next investment change date (as defined in Section 5D of the Adoption Agreement), subject to the provisions of Subsection (d); provided, however, that if his Account is not reallocated to one Fund, it shall be allocated among the other Funds in the percentage (or dollar amount, but only prior to January 1, 1995) specified in Section 5B of the Adoption Agreement.

Such change or reallocation shall be made as follows:

                (1) When the Employer elects daily administration under Section 5A of the Adoption Agreement, by telephone instructions to the Trustee in the manner prescribed by the Committee. Such change or reallocation shall be effective as soon as practicable.

                  (2) When the Employer elects periodic administration under Section 5A of the Adoption Agreement, by telephone instructions to the Trustee in the manner prescribed by the Committee. Such change or reallocation shall be effective as of the first business day of the next month following such telephone instructions.

                (3)  A  loan made to the Participant pursuant  to
Article IX shall not be regarded as a change in investments for purposes of this provision.

           (d) The Program shall be administered as a program described in Section 404(c) of ERISA and Dept. of Labor Reg. 2550.404c-1 so as to relieve the fiduciaries of the Program from liability for any losses which are the direct and necessary result of investment instructions given by Participants and Beneficiaries. Accordingly, the Program shall, in accordance with the provisions of such regulations:

               (1) provide an opportunity for each Participant or Beneficiary to exercise control over assets in his individual
Account, and

                (2)  provide  each Participant or Beneficiary  an
opportunity   to  choose,  from  a  broad  range  of   investment
alternatives, the manner in which some or all of the assets in his Account are invested.

      Section 5.2 - Income and Expenses of a Fund. All earnings on the investments in a Fund, together with all proceeds from the sale of assets in such Fund, shall be reinvested by the Trustee in the same Fund. Brokerage commissions, transfer or other taxes, and other charges and expenses which are incurred in connection with the investments of a Fund shall be charged to such Fund. Fees, commissions, and other charges and expenses which are attributable to the Trust Fund as a whole shall be allocated among the Funds in accordance with a uniform policy established by the Trustee.

      Section 5.3 - Separate Accounting.  The Recordkeeper  shall maintain the necessary subaccounts so that the Basic Contributions, Matching Contributions, Discretionary Contributions and Rollover Contributions made by or on behalf of a Participant may be separately accounted for.

      Section  5.4 - Valuation of Accounts.  As of each Valuation
Date, the Committee will:

           (a) First, adjust the balances in the accounts of all Participants upward or downward to reflect investment gains and losses (adjusted by any expenses charged to the Plan) since the last Valuation Date. The gain or loss of each separate Investment Fund will be allocated to each subaccount in the same proportion that the value of such subaccount as of the last Valuation Date bears to the value of all subaccounts invested in that Fund as of the same date.

           (b) Next, credit to the proper subaccount of each Participant the Employer Contributions, Rollover Contributions and loan payments which were attributed to the processing cycle since the last Valuation Date.

           (c)  Next, credit and charge the proper subaccounts of
each   Participant  to  reflect  transfers  among  the   separate
Investment Funds.

           (d) Finally, charge to the proper subaccount of each Participant all payments or distributions made to or on behalf of the Participant since the last preceding Valuation Date.

      Section  5.5  - Effect of Participant Loans.   Pursuant  to
Article IX, a Participant may borrow from his Account, and in such event the loan shall be deemed to be a separate earmarked investment held for the Participant. As provided in Article IX, any amount borrowed by a Participant shall reduce the
Participant's interest in the Investment Funds in which his Account is invested. Payments made by the Participant with respect to a loan (principal and interest) will be invested in accordance with the Participant's existing investment direction for Employer Contributions.

                           ARTICLE VI
                             VESTING

      Section 6.1 - Vesting Schedule. A Participant shall have a fully vested interest in his Basic Contribution Subaccount and his Rollover Contribution Subaccount at all times. A Participant's interest in his Matching Contribution Subaccount and his Discretionary Contribution Subaccount shall vest at the rate or rates specified in the Adoption Agreement.

      Section 6.2 - Forfeitures. A Participant's vested interest in his subaccounts shall be determined as soon as practicable following the Participant's Severance from Service Date, and pending forfeitures will be invested in the money market fund, if any, which has been elected as an investment fund by the Employer in Section 5B of the Adoption Agreement. If no money market fund has been elected as an investment fund by the Employer in Section 5B of the Adoption Agreement, pending forfeitures will be invested in the income fund which has been elected as an investment fund by the Employer in Section 5B of the Adoption Agreement.

      In the event that a Participant's Account under the Program is not fully vested on his Severance from Service Date, the vested portion of the Account shall be distributed to him in accordance with Article VIII, and the nonvested portion of the Account shall be forfeited and used to reduce subsequent Matching or Discretionary Contributions, as the case may be. If a partially vested terminated Participant does not immediately consent to a distribution, the nonvested portion of his Account is not forfeited until distribution or, if earlier, a 5-year Break In Service.

      If a Participant who has forfeited a portion of his Account is subsequently reemployed by the Employer, he may elect to repay to the Trustee the full amount of the distribution he previously received (unadjusted by any subsequent gains or losses and disregarding amounts received from the Rollover Contribution Subaccount). Such right of repayment shall be deemed waived unless repayment is made before (a) the Participant has five consecutive one-year Breaks In Service, or (b) the fifth anniversary of the date on which the Participant resumes Employment, whichever is the earlier to occur.

      When periodic administration has been elected under Section 5A of the Adoption Agreement, on the Valuation Date next following the date on which repayment is made, the previously forfeited amount (unadjusted by any subsequent gains or losses) shall be restored by the Employer as an additional contribution. When daily administration has been elected under Section 5A of the Adoption Agreement, as soon as practical after repayment, the previously forfeited amount (unadjusted by any gains or losses) shall be restored by the Employer as an additional contribution. Both the restored amount and the repaid amount shall be credited to the Participant's Account and allocated to the Basic Contribution Subaccount, Matching Contribution Subaccount, or Discretionary Contribution Subaccount in which such amounts were held before the distribution was made. The repaid amount and the restored amounts in the Basic Contribution Subaccount, the Matching Contribution Subaccount and the Discretionary Contribution Subaccount shall be accounted for separately and shall retain any form or timing of payment option available under the Program at the time of the initial distribution.

      The repaid amount shall be treated, together with earnings thereon, as fully vested at all times and shall not be counted as an Annual Addition, or as a Basic, Matching, or Discretionary Contribution for purposes of the limitations of Section 4.1 in the year in which repayment occurs. The Participant's vested interest in the restored amount at any relevant time after the restoration shall be determined in accordance with the procedure set forth in Section 8.1 for determining a Participant's vested interest in the separate subaccount described therein. The Recordkeeper shall not be required to establish separate subaccounts for the repaid and restored amounts if the account balances in the Participant's Account are maintained under a method that has the same effect.

      A reemployed Participant's Account shall be invested in accordance with the directions of the Participant, which shall be made by written notice to the Employer in the manner and form prescribed by the Committee or by telephone instructions to the Trustee. If such amount is not allocated to a single Fund, it shall be allocated to two or more Funds in the percentage increments specified in Section 5B of the Adoption Agreement. If the Participant fails to specify the investment of the Account, the Account shall be invested solely in the money market fund, if any, which has been elected as an investment fund by the Employer in Section 5B of the Adoption Agreement. If no money market fund has been elected as an investment fund by the Employer in Section 5B of the Adoption Agreement, the Participant's Accounts shall be invested solely in the income fund which has been elected as an investment fund by the Employer in Section 5B of the Adoption Agreement. Following restoration of the Participant's Account, a Participant shall be permitted to reallocate his existing Account to one or more Funds only as provided in Section 5.1(c).

                           ARTICLE VII
                           RETIREMENT

      Section 7.1 - Normal Retirement. A Participant who attains his Normal Retirement Age shall have a nonforfeitable right to his Account under the Program and may thereafter receive a distribution under Article VIII upon his termination of Employment.

      Section  7.2  -  Deferred Retirement.   A  Participant  who
continues in the service of his Employer after attaining his Normal Retirement Age may continue to participate in the Program until his Deferred Retirement Date.

      Section 7.3 - Disability Retirement. If a Participant terminates Employment after becoming Disabled, his interest in his Account under the Program shall be fully vested on his Severance from Service Date.

                          ARTICLE VIII
                          DISTRIBUTIONS

       Section 8.1 - In-Service Withdrawals of Employer Contributions. A Participant may withdraw amounts from his Basic Contribution Subaccount and his Rollover Contribution Subaccount and from the vested portion of his Matching Contribution Subaccount and Discretionary Contribution Subaccount, by submitting his written request to the Withdrawal Supervisor at such time and in such manner as shall be prescribed by the Committee. Such written request shall serve as the Participant's consent to the distribution. A Participant's request for a withdrawal shall be subject to the following provisions:

           (a) The withdrawal request must be for a purpose which is determined by the Withdrawal Supervisor to qualify as a hardship within the meaning of the rules and regulations promulgated by the Internal Revenue Service under Code Section 401(k).

                (1) A hardship withdrawal is a withdrawal made on account of a Participant's immediate and heavy financial need.
The following events or expenses shall be considered immediate and heavy financial needs under the Program:

                      (i)  Medical  expenses  described  in  Code
Section 213(d) previously incurred by the Participant or the Participant's spouse or dependents (as described in Code Section
152) or necessary for such persons to obtain medical care described in Code Section 213(d);

                    (ii) Tuition payments and related educational
fees  for the next twelve months of post-secondary education  for
the   Participant  or  the  Participant's  spouse,  children   or
dependents (as defined in Code Section 152);

                      (iii)   The  purchase  (excluding  mortgage
payments) of a principal residence for the Participant;

                     (iv) The need to prevent the eviction of the Participant from, or the foreclosure on the mortgage of, the Participant's principal residence;

                    (v) Other needs and expenses specified in the future by the Commissioner of the Internal Revenue Service as being immediate and heavy financial needs.

                To the extent warranted by all the relevant facts and circumstances, the following events and expenses will also be considered immediate and heavy financial needs under the Program:

                     (i)  Funeral   expenses and all unreimbursed
medical expenses relating to the last illness of a family member of the Participant;

                     (ii) The partial or total loss of income of the Participant's spouse;

                    (iii) Amounts necessary to pay an outstanding court ordered judgment.

                (2) A hardship withdrawal may be for no more than the amount necessary to relieve the financial need (including the amount necessary to pay tax on the withdrawal amount), and the Participant must not be able to satisfy the need from other resources that are reasonably available. The Withdrawal Supervisor shall determine whether these criteria are met on the basis of all the relevant facts and circumstances, and, to the extent that the Withdrawal Supervisor may reasonably rely on a Participant's representations, the Withdrawal Supervisor may consider a withdrawal necessary to satisfy the Participant's financial need if the Participant represents that the need cannot be satisfied:

                     (i) Through reimbursement or compensation by insurance or otherwise;

                      (ii)  By  reasonable  liquidation  of   the
Participant's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

                    (iii) By cessation of Basic Contributions;

                    (iv) By other distributions or nontaxable (at the time of the loan) loans from programs, including this Program, maintained by the Employer or any other employer;

                     (v) By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

           (b) The amount withdrawn may not exceed the actual expense incurred or to be incurred by the Participant on account of such hardship. A Participant who desires a hardship withdrawal and who is eligible to obtain a loan from the Program must first request such a loan for the maximum amount under the Program in order to meet the financial need causing the hardship. Then, if the total amount of the financial need causing the hardship exceeds the amount available for a loan, the Participant may apply for a hardship withdrawal to cover the remaining amount of the financial need. A withdrawal request must be for at least $1,000, except that, in the case of a withdrawal for purposes of tuition expenses, a request must be for at least $500. Notwithstanding the foregoing, in the case of a Participant who obtains a loan from the Program in the maximum amount for which he is eligible in order to satisfy his financial need, if the original total amount of the Participant's financial need (before obtaining the loan) is at least $1,000 (or $500 in case of tuition expenses), the remaining amount of his financial need (after obtaining the loan) may be taken as a hardship withdrawal even though it is less than such minimum.

           (c) Only one such withdrawal shall be permitted during a twelve month period, except that in the case of a withdrawal for purposes of tuition expenses, up to three withdrawals shall be permitted in a twelve month period.

           (d) The amount withdrawn shall reduce proportionately the Participant's interest in the Investment Funds in which his Account is invested, except that, prior to January 1, 1995, the Participant may designate the Investment Fund from which such withdrawal is to be made. Withdrawals shall be taken first from the Participant's Rollover Contribution Subaccount and then from his Basic Contribution Subaccount, the vested portion of his
Matching Contribution Subaccount, and the vested portion of his Discretionary Contribution Subaccount, in that order. The amount which may be withdrawn from a Participant's Basic Contribution
Subaccount is limited to the amount in such Subaccount as of December 31, 1988, if any, plus the amount of Basic Contributions only on or after January 1, 1989 (excluding earnings after such date). In the event Section 3(b)(iii) of the Employer's Adoption Agreement provides that Matching Contributions are used in computing the Actual Deferral Percentage in Section 1.2, then no amounts may be withdrawn from the Participant's Matching Contribution Subaccount, and in the event Section 3(c) of the Employer's Adoption Agreement provides that Discretionary Contributions are used in computing the Actual Deferral Percentage in Section 1.2 or the Average Contribution Percentage in Section 1.5A, then no amounts may be withdrawn from the Participant's Discretionary Contribution Subaccount, effective January 1, 1989.

           (e) If a Participant has a loan from the Program, his outstanding loan balance shall not be subject to withdrawal hereunder.

          (f) The withdrawal shall be paid to the Employee:

                (1)  when  daily administration has been  elected
under   Section  5A  of  the  Adoption  Agreement,  as  soon   as
practicable following the approval of the Employee's request by the Withdrawal Supervisor; or

                (2) when periodic administration has been elected under Section 5A of the Adoption Agreement, within the 30 day period after the next Valuation Date which follows by more than 3 days the approval of the Employee's written request by the Withdrawal Supervisor and subsequent receipt thereof by the Recordkeeper.

           If a payment is made hereunder from the vested portion of a Participant's Matching Contribution Subaccount or Discretionary Contribution Subaccount at a time when the Participant has a nonforfeitable right to less than 100 percent of such Subaccounts and the Participant may increase his nonforfeitable percentage in such Subaccount:

                (1) A separate subaccount will be established for
the   Participant's   interest  in  such  Matching   Contribution
Subaccount or Discretionary Contribution Subaccount as of the time of distribution, and

                (2) At any relevant time after the distribution, the Participant's vested interest in the separate subaccount will be equal to a dollar amount ("X") determined by the formula:

                    X = P(AB + D) - D

For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the value of the account balance at the relevant time; and D is the amount of the distribution. The Recordkeeper shall not be required to establish a separate subaccount hereunder if the account balances in the Participant's Account are maintained under a method that has the same effect.

      Section 8.2 - Payment on Death, Retirement or Separation from Service. Upon the Participant's Severance from Service Date, the Participant (or his Beneficiary, if applicable) shall be entitled to receive an amount in full settlement of his vested interest in his Account under the Program. Notwithstanding the foregoing, if a married Participant's termination of Employment is on account of death, the Participant's vested interest in his Account under the Program shall be payable in full to the Participant's surviving spouse (if any), unless such spouse consents in writing to the payment of such interest to a non-spouse Beneficiary designated by the Participant pursuant to
Section 1.8. The spouse's consent shall not be effective unless it acknowledges the specific non-spouse beneficiary, the effect of payment to a Beneficiary other than the spouse and is witnessed by a notary public or an Employer representative of the Program. Payment shall be made to a non-spouse Beneficiary without the consent of the Participant's spouse only if it is established to the satisfaction of the Program representative that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of any circumstances described in regulations under Code Section 417. Any consent by a spouse (or any establishment that such consent cannot be obtained) shall be effective only with respect to such spouse.

      If, at the time of a Participant's death, there is no surviving spouse and no properly designated surviving Beneficiary, any amount which is payable under this Program as a result of the Participant's death shall be payable in a lump sum to the Participant's estate.

      The amount payable to the Participant, his Beneficiary, his surviving spouse, or his estate, as the case may be, shall be equal to the value of the Participant's Basic Contribution Subaccount and Rollover Contribution Subaccount and the value of the vested portion of his Matching Contribution Subaccount and his Discretionary Contribution Subaccount, as determined in accordance with Article V as follows:

          (a) When periodic administration has been elected under
Section 5A of the Adoption Agreement, on the later of the next Valuation Date which follows by more than 3 days the Participant's Severance from Service Date, or the Valuation Date for the month in which the last contribution made on behalf of the Participant is made by the Employer, unless the necessary consent described in Section 8.3(a) has not been obtained prior to such Valuation Date, in which case the amount shall be determined in accordance with Article V on the earlier of the next Valuation Date which follows by more than 3 days the date on which consent is obtained, or the last Valuation Date which precedes by 30 days the required commencement date described in
Section 8.3(b).  Such amount shall be paid in cash in a lump sum.

           (b)  When daily administration has been elected  under
Section 5A of the Adoption Agreement, as soon as practicable following the later of the Participant's Severance from Service Date or the date on which the last contribution made on behalf of the Participant is made by the employer, unless the necessary consent described in Section 8.3(a) has not been obtained in which case the amount shall be determined in accordance with
Article V as soon as practicable following the date on which the consent is obtained, or , if earlier, the last Valuation Date which precedes by more than 30 days the required commencement date described in Section 8.3(b). Such amount shall be paid in cash in a lump sum.

     Section 8.3 - Time of Payment.

           (a)  Generally, any payment provided for under Section
8.2 (upon the Participant's Severance from Service Date) or under
Section 8.1 or 8.7 shall be made:

                (i) when periodic administration has been elected under Section 5A of the Adoption Agreement, as soon as practicable following the Valuation Date as of which such payment is determined, but in no event later than 30 days following such date; or

                (ii)  when daily administration has been  elected
under   Section  5A  of  the  Adoption  Agreement,  as  soon   as
practicable.

If the vested accrued benefit amount exceeds $3,500, no payment shall be made to a Participant (who has not attained Normal Retirement Age) before a date that is 30 days after (or after a date which is 90 days after) the Participant has received a notice containing the required information concerning the payment and consented to such payment. The required information shall include a statement that the Participant may defer payment until Normal Retirement Age, a statement regarding the Participant's right to a direct rollover under Section 8.6 and such other information as may be prescribed by the Secretary of the Treasury in rules or regulations. Notwithstanding the foregoing, if a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Treas. Reg. 1.411(a)-11(c) is given, provided that:

                (1) the Participant is clearly informed that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                (2) the Participant, after receiving the notice, affirmatively elects a distribution.

      A Participant who terminates Employment, but who does not consent to a distribution of his Account before attaining Normal Retirement Age, shall be paid the entire amount of his vested interest in his Account upon attaining such age. No payment under Section 8.2 shall be made later than the date on which the Participant attains the later of his Normal Retirement Age or Deferred Retirement Date.

      For purposes of the payment rules in Section 8.2 and 8.3, the following events shall be treated as a Severance from Service
Date, effective January 1, 1985, thereby permitting distribution:

                (1)   the  Program is terminated and no Successor
Program (as defined below) is established or maintained;

               (2) a disposition by the Employer to an unrelated corporation of substantially all the assets used by the Employer in a trade or business (with respect to a Participant who continues to work for the acquiring corporation), provided that the Employer continues to maintain the Program after the disposition; or

                (3) the disposition by the Employer to an unrelated corporation of its interest in a subsidiary (with respect to a Participant who continues to work for the subsidiary), provided that the Employer continues to maintain the Program after the disposition.

      Distributions authorized pursuant to the preceding sentence shall be made only in the form of a lump sum as defined in Code
Section 402(d)(4) (effective January 1, 1993), without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) thereof, and shall be subject to the consent requirements prescribed in the first sentence of this Section 8.3(a); provided, however, that a distribution permitted on Program termination may be made to the Participant without his consent to the extent provided in Treasury Regulations.

      For purposes of the situation in (1), above, a "Successor Program" is any other defined contribution plan maintained by the same Employer, except that if fewer than two percent of the
Employees who are eligible under the Program at the time of its termination are or were eligible under the other defined contribution plan at any time during the 24-month period beginning 12 months before the time of the termination, the other defined contribution plan is not a Successor Program. For purposes of the foregoing, a defined contribution plan is one defined in Code Section 414(i), other than an employee stock ownership plan or a simplified employee pension. A defined contribution plan is a Successor Program only if it exists at the time the Program is terminated or within the period ending 12 months after distribution of all assets from the Program.

           (b) Effective January 1, 1989, notwithstanding any provision of the Program that is or may be interpreted to the contrary, distributions under this Program will be made in accordance with the regulations under Code Section 401(a)(9), including Treas. Reg. 1.401(a)(9)-2. Under no circumstances shall payment hereunder commence later than April 1 of the calendar year following the calendar year in which the
Participant attains the age of 70-1/2, unless the Participant attained age 70-1/2 before January 1, 1988 (and was not a 5-percent owner during any Program Year since the Participant attained the age of 66-1/2), in which case the rule in Subsection
(b) as in effect on December 31, 1988 will continue to apply. In the case of a Participant who attained the age of 70-1/2 in 1988 who was not a 5-percent owner and who had not separated from service prior to January 1, 1989, payment hereunder must commence no later than April 1, 1990. In order to ensure that payment is made no later than April 1, the amount payable to the Participant shall be determined no later than the last Valuation Date which precedes by 30 days the April 1 commencement date specified in this Section. In no event shall the amount paid to the
Participant be less than the minimum amount required by regulations under Code Section 401(a)(9).

                If a Participant is in the Employment of the Employer at or after the time he attains age 70-1/2, the following rules shall apply:

                 (1) The amount required to be paid to a Participant who has attained the age of 70-1/2 (the "required amount") is his entire vested interest in his Account under the Program as of the last Valuation Date preceding the payment date specified herein. The year in which a Participant attains the age of 70-1/2 shall, for purposes of this Subsection, be the "70-1/2 year". Payment of the required amount shall be made as soon as practicable following December 31 of the 70-1/2 year, but in no event later than April 1 of the calendar year following the 70-1/2 year.

                (2) For each Program Year subsequent to the 70-1/2 year during which the Participant remains in the Employment of the Employer, payment shall be made to the Participant as soon as practicable after the close of such Program Year (but in no event later than January 31) of his vested interest in his Account (as of December 31 of the year preceding payment). This provision is intended to be construed in a manner that is consistent with rules promulgated under Code Section 401(a)(9).

                (3) Notwithstanding the foregoing, upon the Participant's Severance from Service Date, payment shall be made in accordance with Section 8.2 and 8.3(a).

      Section 8.4 - Address of Record. Each Participant on whose behalf contributions are made under the Program shall file and maintain a current record of address with the Employer, and shall notify the Employer of any change of address. The Committee, the Recordkeeper, Trustee and the Employer are entitled to rely on the Participant's address as shown on the records of the Employer for purposes of communications and distributions under the Program.

      Section 8.5 - Distribution of Excess Deferrals, Excess Contributions, and Excess Matching Contributions. The following procedures shall apply in the disposition of Excess Deferrals, Excess Contributions, and Excess Matching Contributions, effective January 1, 1987. A distribution to a Participant of Excess Contributions or Excess Matching Contributions shall not require the consent of the Participant.

           (a) Excess Deferrals. Notwithstanding any other provision in the Program, Excess Deferrals with respect to a Participant, and the income allocable thereto, shall be distributed to the Participant who claims such Excess Deferral for the present or preceding Program Year in accordance with Code
Section 402(g), this Subsection, and the rules prescribed for such purpose. Such distribution shall be made no later than April 15 of the Program Year following the Program Year to which the Excess Deferral relates.

                (1) The Participant's claim shall be in writing; shall be submitted to the Withdrawal Supervisor no later than March 1 of the Program Year following the Program Year to which the Excess Deferral relates; shall specify the amount of the Participant's Excess Contribution for the present or preceding Program Year; and shall be accompanied by the Participant's written statement that, if such amount is not distributed, such amount when added to amounts deferred under this Program and other plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. A Participant is deemed to have notified the Program of Excess Deferrals and claimed such amounts to the extent the Participant has Excess Deferrals for the taxable year calculated by taking into account only Basic Contributions under the Program and elective deferrals under other programs of the Employer.

                (2) The Withdrawal Supervisor shall notify the Recordkeeper of such Excess Deferral and direct the Trustee to refund to the Participant such amount, together with any allocable earnings or reduced by allocable losses, as determined by the Recordkeeper in accordance with Subsection (f) of this
Section 8.5. The amount of Excess Deferrals to be refunded to a Participant with respect to a taxable year shall be reduced by any Excess Contributions previously distributed to the Participant with respect to the Program Year in that taxable year. Matching Contributions that have been made with respect to Excess Deferrals shall be forfeited to the extent required by rules or regulations prescribed by the Secretary of the Treasury. Any distribution of Excess Deferral amounts shall be designated as such in accordance with such rules and regulations as the Secretary of the Treasury may prescribe.

           (b) Excess Contributions. In the event that at the end of the Program Year the Actual Deferral Percentage for Highly Compensated Employees exceeds the limitation in Section 4.1(b) or
(d), the Employer shall determine the maximum deferral percentage which a Highly Compensated Employee may have in order for the Actual Deferral Percentage for all Highly Compensated Employees to satisfy the limitation. Such determination shall be made by reducing contributions made on behalf of Highly Compensated Employees in order of their deferral percentages under Section 1.2, beginning with the highest deferral percentage. The reduction for a Highly Compensated Employee whose deferral percentage is determined under the family aggregation rules in
Section 1.2 shall be determined according to such rules and regulations as the Secretary of the Treasury may provide. The Excess Contributions made on behalf of those Highly Compensated Employees with deferral percentages in excess of such maximum will be refunded as provided in this Subsection so that such Highly Compensated Employees' deferral percentages do not exceed the maximum.

               (1) The Employer shall notify the Recordkeeper of such adjustments and direct the Trustee to refund such amount, together with any allocable earnings or losses, to affected
Participants.

                (2)   Notwithstanding any other provision of  the
Program, the Excess Contribution, and any earnings or losses allocable thereto, shall be distributed within the first 2-1/2 months of the Program Year following the year to which such Excess Contributions relate. The amount of Excess Contributions to be distributed with respect to a Participant for a Program Year shall be reduced by any Excess Deferrals previously distributed to such Participant for the Participant's taxable year ending with the Program Year. Matching Contributions that have been made with respect to Excess Contributions shall be forfeited to the extent required by rules or regulations prescribed by the Secretary of the Treasury.

                (3)   The earnings or losses allocable to  Excess
Contributions  shall be determined in accordance with  Subsection
(f) of this Section 8.5.

                (4) Amounts distributed under this Subsection shall first be treated as distributions from the Participant's Basic Contribution Subaccount and shall be treated as distributed from the Participant's Matching or Discretionary Contribution Subaccounts only to the extent the amount to be distributed exceeds the balance in the Participant's Basic Contribution Subaccount.

           (c) Excess Matching Contributions. In the event that at the end of the Program Year the Average Contribution Percentage for Highly Compensated Employees exceeds the limitation in Section 4.1(c) or (d), the Employer shall determine the maximum contribution percentage which a Highly Compensated Employee may have in order for the Average Contribution Percentage for all Highly Compensated Employees to satisfy the limitation. Such determination shall be made by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages, beginning with the highest of such percentages. The reduction for a Highly Compensated Employee whose contribution percentage is determined under the family aggregation rules of Section 1.5A shall be determined in accordance with such rules and regulations as the Secretary of the Treasury may prescribe. The Excess Matching Contributions made on behalf of those Highly Compensated Employees with contribution percentages in excess of such maximum will be forfeited or distributed as provided in this Subsection, depending on whether or not the affected Highly Compensated Employees are vested in such contributions, so that such Highly Compensated Employees' contribution percentages do not exceed the maximum.

               (1) The Employer shall notify the Recordkeeper of such adjustments and direct the Trustee to dispose of such Excess Matching Contributions, together with any allocable earnings or losses, by distributing Excess Matching Contributions and allocable earnings or losses to those affected Highly Compensated Participants who are vested in such amounts, and by treating the remaining Excess Matching Contributions and allocable earnings or losses as a forfeiture under the Program.

                (2) Notwithstanding any other provision of the Program, the Excess Matching Contribution, and earnings or losses allocable thereto, shall be disposed of within the first 2-1/2 months of the Program Year following the year to which such Excess Matching Contributions relate.

                (3)   The earnings or losses allocable to  Excess
Matching Contributions shall be determined in accordance with Subsection (f) of this Section 8.5.

           (d)  Ordering.  The calculation and disposition of the
excess  amounts in this Section shall be made in accordance  with
rules   prescribed   by  the  Secretary  of  the   Treasury   for
coordinating such items.

           (e) Forfeitures. Any amount required to be forfeited under this Section shall be used to reduce subsequent Matching or Discretionary Contributions.

          (f) Income Allocable to Corrective Distributions. The income allocable to Excess Deferrals, Excess Contributions and Excess Matching Contributions, respectively, shall be equal to the sum of the allocable gain or loss for the Program Year and the allocable gain or loss for the period between the end of the Program Year and the date of distribution. Any reasonable method for computing the income allocable to such excess amounts may be used, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants in the Program for all corrective distributions under the Program for the Program Year, and is used by the Program for allocating income to Participants' Accounts.

       Section  8.6  -  Rollover  Distributions.   The  following
provisions apply to distributions made on or after January 1, 1993.

           (a) Direct Rollovers. Notwithstanding any provision of the Program to the contrary that would otherwise limit a distributee's election under this Section 8.6, a distributee may elect, at the time, in the manner, and subject to the restrictions all as prescribed by the Committee, to have any portion of an eligible rollover distribution (that is equal to at least $500) paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Payment to an eligible retirement plan shall be made in accordance with the rules prescribed by the Committee.

           (b) Definitions. For purposes of this Section 8.6, the following definitions apply:

                (1)   An "eligible rollover distribution" is  any
distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section
401(a)(9);  and  the  portion of any  distribution  that  is  not includible in gross income determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (2) An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                (3) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former
Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                (4)   A  "direct  rollover" is a payment  by  the
Program  to  the  eligible  retirement  plan  specified  by   the
distributee.

      Section 8.7 - In-Service Withdrawals in Case of Permanent Disability. In the event that a Participant becomes disabled within the meaning of Code Section 72(m)(7), the Participant may withdraw the entire balance of his Basic Contribution Subaccount and of his Rollover Contribution Subaccount and the vested portion of his Matching Contribution Subaccount and Discretionary Contribution Subaccount, by submitting his written request to the Committee at such time and in such manner as shall be prescribed by the Committee. Such written request shall serve as the Participant's consent to the distribution.

                           ARTICLE IX
                              LOANS

      Section 9.1 - Loans to Eligible Participants. The Loan Supervisor is the party responsible for administering loans under the Program. The Loan Supervisor may authorize the Trustee to loan an eligible Participant, in accordance with the following procedures, an amount or amounts which, when added to the outstanding balance of all other loans to the Participant under this Program and all related programs, does not exceed whichever of the following amounts is lesser: (1) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from the Program and related Programs during the one-year period ending the day before the date on which such loan is made, over the outstanding balance of loans from the Program and related programs on the date which such loan is made; or (2) 50 percent of the vested portion of the Participant's Account (determined as of the most recent Valuation Date).

     Each Participant who is a "party in interest," as defined in
Section 3(14) of ERISA, is eligible to borrow from the vested portion of his Program Account. Loans shall be made available to all such Participants on a reasonably equivalent basis and shall not be made available to Participants who are officers or highly paid Employees in percentage amounts greater than the percentage amounts available to other Participants. Notwithstanding the foregoing, however, no loan shall be made to an eligible Participant whose Employment has terminated, but who is a Highly Compensated Employee, until the Employer has received a favorable determination letter from the Internal Revenue Service indicating that such a loan will not jeopardize the tax status of the Program.

      All  loans  shall comply with the following conditions  and
with   such  rules  interpreting  these  conditions  as  may   be
prescribed by the Committee:

           (a) Loans shall be made at a lending rate determined from time to time by the Committee based on the prime lending rate as published in the Wall Street Journal, plus 1 percent (the "Loan Interest Rate"). The Loan Interest Rate shall be updated monthly. The Loan Interest Rate, as determined at the time the loan is made, shall apply during the term of the loan. Notwithstanding the foregoing, if the Loan Supervisor is the Employer in accordance with Section 7 of the Adoption Agreement, loans shall be made at a reasonable interest rate as determined by the Employer, based on such indices or guidelines specified in additional documents forming part of the Program.

          (b) Loans shall extend for a stated period as requested by the Participant and shall in any event be repayable by their terms within 4 years and 9 months, provided, however, that if the loan is used to acquire any dwelling unit which is to be used within a reasonable time after the loan is made as the principal residence of the Participant, the loan shall be repayable within a reasonable time, up to 30 years, as requested by the Participant. A loan may be paid in full at any time thereafter with no penalty for prepayment.

            (c) Loans shall be generally repaid by payroll deduction. Loan payments shall begin no later than the first payroll period in the second month after the employee receives the loan proceeds. When an employee is on leave of absence for 12 months or less, payments will be suspended until return from the leave. Upon return, the repayment schedule shall be adjusted to provide for repayment of the missed payments and accumulated interest charges for the suspension period. Participants whose Employment with the Employer has terminated, but who remain parties in interest, and who have outstanding loans will be required to forward their loan payment checks to the Employer for the term of the loan.

           (d) The obligation of the borrowing Participant shall be evidenced by a note which shall contain the terms of repayment and provisions covering default. The terms of repayment shall be in accordance with the provisions of this Article IX and in accordance with such rules as the Secretary of the Treasury may prescribe. Loans shall be repaid in substantially level payments of principal and interest not less frequently than monthly. If a loan to a Participant is outstanding on the date the Participant becomes entitled to a distribution under Section 8.2 of the Plan, the balance of the loan, or a portion thereof equal to the amount to be distributed, if less, shall on such date become due and payable, unless the Participant demonstrates to the Employer that the Participant will remain a party in interest following termination of Employment, in which case loan repayment shall continue for the term of the loan in accordance with (c) above. The portion of the loan due and payable shall be satisfied by offsetting such amount against the amount to be distributed to the Participant following the period set forth in (e) below, or, if earlier, when the remaining amounts in the Participant's Account are distributed to him.

           (e) A loan shall be considered in default if payments are not made for a period of 90 days or more after (1) loan proceeds were received or (2) repayments stop prior to the full repayment of the loan, except that the loan of a Participant who is on a leave of absence that does not exceed 12 months shall not be considered in default under this provision. In the event that the loan of a Participant is considered to be in default under this provision, such loan shall be deemed renegotiated. Loan repayment amounts shall be redetermined using the interest rate at the time of the renegotiation, a revised loan amount to cover the unpaid principal and lost interest, and another loan recordkeeping fee as set forth in Subsection (g). In addition, a Participant who defaults on a loan will be precluded from obtaining any further loans for a period of three years. If loan repayments either do not commence on time or stop prior to full repayment of a loan, but a period of less than 90 days passes before payments begin or resume, the loan shall not be considered in default. Instead, an additional amount, calculated to make up the missed payments within a reasonable period of time, will be determined by the Employer and automatically deducted from the Participant's paycheck. In the case of default on a loan by a Participant at or subsequent to termination of Employment, the remaining loan balance, plus interest, shall be deducted from the Participant's Account.

           (f) Each loan shall be adequately secured, and for these purposes, the Participant shall pledge up to 50% of the vested portion of his Account as security for repayment of the loan. To the extent possible, a loan shall be deemed secured by the vested portions of a Participant's Discretionary Contribution Subaccount, Matching Contribution Subaccount and Rollover Subaccount, before his Basic Contribution Subaccount is used for such purposes.

           (g) Loan applications are submitted to the Employer or the Recordkeeper and are subject to the approval of the Loan Supervisor. Any cost or expense incurred in connection with the loan shall be deducted from the total proceeds of the loan or deducted from the Participant's Account, whichever method is utilized by the Recordkeeper.

           (h) Loans may be for any purpose. Loans must be for amounts that are multiples of $100 and the minimum loan amount is $1,000. Only one new loan may be made to a Participant in a twelve-month period, and a Participant may have no more than three loans outstanding.

           (i) Any amount loaned to the Participant shall reduce proportionately the Participant's interest in the Investment Funds in which his Account is invested, except that, prior to January 1, 1995, a Participant may designate the Investment Fund from which such loan is to be made.. Loans shall be deemed to be taken first from the Participant's Rollover Contribution Subaccount, and then from the vested portion of his Matching Contribution Subaccount, the vested portion of his Discretionary Contribution Subaccount, and his Basic Contribution Subaccount, in that order.

           (j) The Loan Supervisor shall direct the Trustee with respect to the making of loans to Participants, and the Employer shall be responsible for the collection thereof. The Trustee shall follow directions of the Loan Supervisor to the extent possible and shall not take any independent action with respect to such loans. The Trustee shall have no responsibility whatsoever with respect to loans to Participants except to follow the directions of the Loan Supervisor to the extent possible.

           (k) The Loan Supervisor shall cause to be furnished to any Participant receiving a loan any information required to be furnished pursuant to the Federal Truth In Lending Act, if applicable, or pursuant to any other applicable law.

                            ARTICLE X
                 PARTICIPATION BY RELATED PLANS

      Section  10.1  -  Terms and Conditions of Participation  by
Related Plan. A Related Plan may adopt an Employer's version of the Program with the consent of the Employer. In such event, the Related Plan shall be treated as the "Employer" under the Program with respect to its Employees. Participation in the Program by the Related Plan shall be subject to the following terms and conditions:

            (a) The Related Plan will pay the amount of contributions and all other expenses and payments arising under the Program and the Adoption Agreement which are properly allocable to it as a participating employer, as determined by the Employer based on information supplied by the Committee and/or the Recordkeeper.

           (b) The Related Plan shall be deemed to appoint the Employer as its agent to act for it and all elections which are granted to the "Employer" or to a "Participating Plan" under the Program and the Adoption Agreement shall be made by the Employer alone.

           (c) In the event of the Related Plan's withdrawal from the Program, the Related Plan (or the Employer) shall notify the Committee of the Related Plan's withdrawal. The Related Plan's termination of participation in the Program shall take effect as of the end of the last day of the calendar year in which such notice is received by the Committee; provided, however, that if such notice is received after September 30 of a calendar year, the effective date of withdrawal shall be the end of the last day of the next calendar year, unless otherwise agreed to by the Committee. As of the effective date of withdrawal, coverage of the Related Plan's Employees shall cease, and, except as otherwise provided by law, the obligation of the Related Plan to pay expenses attributable to a participating employer shall cease; provided, however, the Related Plan shall remain obligated for its respective share of contributions and expenses prior to its date of withdrawal. The Accounts of Participants affected by the withdrawal shall be treated and disposed of in accordance with the Program, except to the extent the Related Plan has such Accounts transferred to a successor trustee of a new program qualified under Code Section 401(a).

                           ARTICLE XI
                    ADMINISTRATION OF PROGRAM

      Section 11.1 - National Employee Benefits Committee. The administration of the Program shall be in the charge of the National Employee Benefits Committee, established by the Board of Directors of the Blue Cross and Blue Shield Association. The Board of Directors of the Association shall appoint a committee of persons who are employees or board members of Plans, which shall be known as the National Employee Benefits Committee. The Board of Directors of the Association has the right to remove any member of the Committee, and in the event of the removal, death or resignation of a member, to appoint a successor. The Committee shall appoint a chairman and vice-chairman from among its members, and a secretary and assistant secretary and such other agents, who need not be members of the Committee, as it may deem necessary for the effective exercise of its duties. The Committee may delegate to such agents any powers and duties, both ministerial and discretionary, as the Committee may deem expedient or appropriate. Action of the Committee shall be by majority vote. The Committee need not meet for the purpose of taking action, but an instrument or concurrent instruments in writing approved by a majority of its members shall be deemed the action of the Committee. The members of the Committee shall serve without compensation. A member of the Committee may not vote on any matter relating solely to himself or a Participating Plan with which he is associated as an employee or board member.

      Section 11.2 - Administration. The Committee is the named fiduciary and the administrator of the Program and shall have the sole power, duty and responsibility of directing the administration of the Program, except to the extent that (1) such power, duty and responsibility is delegated to the Recordkeeper or the Employer, or (2) the Employer is designated as the Loan Supervisor or Withdrawal Supervisor under the Adoption Agreement, in which case the Employer shall be the named fiduciary under the Program with regard to the administration of the loan and/or withdrawal provisions of the Program. The Committee shall have the sole and absolute right and power to construe and interpret the provisions of the Program and administer it for the best interest of the Participants and Beneficiaries, including, but not limited to, the following powers and duties:

           (a) to construe any ambiguity and interpret any provision of the Program or supply any omission or reconcile any inconsistencies in such manner as it deems proper, in its sole discretion;

           (b) to decide all questions arising in connection with the Program, including all questions relating to eligibility and to the amount, manner, and time of any payments hereunder, to determine the right of any person to a payment, and to prescribe a procedure for claims review;

           (c) to establish uniform rules and procedures to be followed by Participants in electing to make contributions or have contributions made on their behalf, electing investment options, requesting withdrawals, and in any other matters required to administer the Program;

           (d) to receive and review reports from the Trustee of the financial condition and of the receipts and disbursements of the Trust;

           (e) to establish written procedures (consistent with the regulations prescribed under Code Sections 401(a)(13) and 414(p) and ERISA Section 206(d)) to determine the qualified status of domestic relations orders and to administer distributions under qualified domestic relations orders;

           (f) to adopt such rules as it deems necessary or desirable; and

            (g)   to   delegate  some  or  all  of  its   duties,
responsibilities, and authorities to one or more specified parties, including the Employer and the Recordkeeper.

      All directions by the Committee shall be final, binding and conclusive on all parties concerned, including the Trustee, and all decisions of the Committee as to the facts of any case and the meaning, intent, or proper construction of any provision of the Program, or as to any rule or regulation in its application to any case shall be final, binding and conclusive, except as otherwise provided by law. All decisions of the Committee shall be uniformly and consistently applied to all Participants and Beneficiaries in similar circumstances.

      The Recordkeeper shall maintain and preserve a record for each Participant which shows all items of information required for the administration of the Program. All disbursements by the Trustee shall be made upon, and in accordance with, the written direction of the Committee (or to the extent such disbursement authority has been allocated or delegated to it, the Employer). Any order, direction or advice required under the terms of the Master Trust Agreement shall be given by the Committee (or the Employer) in the manner therein set forth.

      Section 11.3 - Records. All acts and determinations of the Committee shall be duly recorded; and all such records, together with such other documents as may be necessary for the administration of the Program, shall be preserved in the custody of the Committee or the Recordkeeper. Copies of the Program and of any relevant forms and procedures shall be made available at all reasonable times for examination by the Participants.

      Section 11.4 - Liability of the Committee. When making a determination, the Committee shall be entitled to rely conclusively upon, and shall be fully protected by the Employer in any action it may take or suffer in reliance upon, information furnished by the Employer.

      The Employer and the Committee shall be entitled to rely upon the financial reports and certificates and reports furnished by consultants and upon all opinions given by legal counsel selected by the Employer or the Committee.

      Section 11.5 - Legal Incompetence. If any Participant or Beneficiary is a minor, or is in the judgment of the Committee otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Committee may, unless and until a claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, direct the Trustee that payment be made to such person's spouse, child, parent, brother or sister, or other person deemed by the Committee to be a proper person to receive such payment. Any payment so made shall be a complete discharge of any liability under the Program for such payment.

      Section 11.6 - Correction of Errors. If any change in records or error results in any Participant or Beneficiary receiving from the Program an amount other than what he would have been entitled to receive had the records been correct or had the error not been made, the Committee, upon discovery of such error, shall correct the error by adjusting, as far as practicable, the payments in such manner that the amount to which such person was correctly entitled shall be paid.

                           ARTICLE XII
              AMENDMENT AND TERMINATION OF PROGRAM

      Section 12.1 - Amendment of Program. Amendments to the Program and the Adoption Agreement may be made on (a) the approval of the Committee; and (b) the affirmative vote of three-fourths of Participating Plans. Notwithstanding the above, amendments to the Program and the Adoption Agreement may be made on approval by the Committee where in its opinion such amendments constitute nonsubstantive amendments which will facilitate administration of the Program or such amendments are necessary to assure continued tax qualification of the Program under Code Sections 401(a) and (k) and 501(a), as amended, or compliance with ERISA. If a Participating Plan declines to abide by an amendment approved as provided in this Section, such action shall constitute a termination of the Plan's participation in the Program as of the effective date of the amendment; except that if the terms of the Plan's Program which differ from the amended Program are (1) applicable only to Employees of the Plan, (2) do not, in the judgment of the Secretary of the Committee, affect adversely the operation of the Program with respect to other Participating Plans, and (3) are deemed by the Secretary of the Committee to be necessary or advisable to effectuate the continued participation in the Plan in the Program, the Plan may continue to participate in the Program with such provisions being treated as transition provisions under Section 6 of the Adoption Agreement.

                  A Participating Plan may choose an available option offered under the Adoption Agreement (other than that presently elected by it in the Agreement) on prior written notice to the Committee. If a Participating Plan shall amend any part of the Program or Adoption Agreement other than electing a permitted option, such action shall constitute a termination of its participation in the Program as of the effective date of the amendment; provided, however, that any amendment to the Program and Adoption Agreement which is adopted by a Plan which (1) is applicable only to Employees of the Plan, (2) does not, in the judgment of the Secretary of the Committee, affect adversely the operation of the Program with respect to other Participating Plans, and (3) is deemed by the Secretary of the Committee to be necessary or advisable to effectuate a transition from another qualified deferred compensation program to this Program, or to effectuate the participation of the Plan in this Program, shall not constitute an "amendment" under the terms of this Section.

      No amendment shall cause or permit any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants, or their Beneficiaries or estates, and no amendment shall have the effect of diverting to the Employer any portion of such assets. Furthermore, no amendment, unless it is necessary to meet the requirements of any present, new or modified state or federal law or regulation, shall operate to deprive any Participant or Beneficiary of any benefits which have vested in him prior to such amendment. No amendment shall increase the duties, obligations, or responsibilities or change the compensation of the Trustee without its consent.

     Section 12.2 - Termination of Program. The Employer expects the Program to be continued indefinitely, but the Employer reserves the right to terminate the Program as to its Employees as of the end of a Program Year after not less than 90 days' prior notice to the Committee. Upon a partial or complete termination of the Program pursuant to this Section, or upon a complete discontinuance of contributions to the Program, the Accounts of the Participants affected thereby shall be nonforfeitable and shall be determined as of the Valuation Date at the end of the Program Year which the Employer designates as the date of termination, or the end of the Program Year following the last taxable year of the Employer for which a substantial contribution to the Program was made, as the case may be. There shall be no distribution to Participants of their Accounts except as provided in, and in accordance with, Sections 8.2, 8.3 and
8.6. If the Employer and the Committee agree, the Committee may direct the Trustee to transfer the Accounts of the Participants affected by such partial or complete termination, or by such complete discontinuance of contributions, to another program which is qualified under Code Section 401(a) and which provides for the receipt of such Accounts.

     Section 12.3 - Termination of Participation in this Program. Each Employer fully reserves the right to terminate its participation in the Program at the end of a Program Year, by giving at least 90 days' prior notice to the Committee of its intent to transfer the Accounts of its Employees to the trustee of a new program qualified under Code Section 401(a). In the event  that  the  Employer terminates its  participation  in  the
Program in accordance with this Section, all obligations of the Employer, the Association, the Committee, and the Trustee accruing hereunder shall cease, except as otherwise provided by law and the terms of this Program and the Trust Agreement.

     On the date that the Employer's participation in the Program terminates, or as soon thereafter as practicable, the Trustee shall transfer to the successor trustee the Accounts of every Employee of the Employer who is then a Participant, accompanied by a schedule setting forth the value of each Employee's Account and Subaccounts as of the Valuation Date coinciding with the date of termination. Upon such transfer, the Trustee shall be entitled to have its accounts settled as provided in the Trust Agreement. In addition, the Trustee shall be released and discharged from all further accountability or liability respecting such assets and shall not be responsible in any way for the further disposition of such assets or any part thereof. The Trustee is authorized, however, to reserve such reasonable sums of money as it may deem advisable to provide for any charges against the Trust Fund for which it may be liable, or for its fees and expenses in connection with the settlement of its accounts or otherwise.

      Section 12.4 - Termination of the Association's Sponsorship of this Program. The Association fully reserves the right to terminate its sponsorship of the Program at the end of the
Program Year, by giving at least 90 days' prior notice to the Trustee and Participating Plans. In the event that the
Association terminates its sponsorship of the Program in accordance with this Section, all obligations of the Employer, the Association, the Committee, and the Trustee accruing hereunder shall cease, except as otherwise provided by law and the terms of this Program and Trust Agreement. On the date that the Association's sponsorship of the Program terminates, or as soon thereafter as practicable, the Trustee shall transfer to the successor trustee the Accounts of every Employee of the Employer who is then a Participant, in the manner set forth in Section
12.3 and, except to the extent it is the successor trustee, shall have the right to have its accounts settled and shall be released from all further accounting or liability with respect to such assets, as provided in Section 12.3.

                          ARTICLE XIII
                      TOP-HEAVY PROVISIONS

     Section 13.1 - Application of this Article. Notwithstanding any provision of the Program to the contrary, the provisions of this Article shall apply with respect to any Program Year beginning on or after January 1, 1984, if, and only if, the Program is deemed to be a "top-heavy plan" with respect to such Year within the meaning of Code Section 416. The Program shall constitute a "top-heavy plan" if --

           (a) The Program is not part of an aggregation group and, as of the determination date, the aggregate value of the Accounts of key employees under the Program exceeds 60 percent of the aggregate value of the Accounts of all employees under the Program, where such ratio is computed in accordance with the provisions of Code Section 416(g) and any regulations prescribed thereunder; or

           (b) The Program must be included in an aggregation group and such group is a top-heavy group.

The  Employer  shall be responsible for determining whether  this
Program   constitutes  a  "top-heavy  plan."  If   the   Employer
determines that the Program does constitute a "top-heavy plan," it shall notify the Committee and the Recordkeeper of its determination hereunder, so that the Program can be administered in accordance with this Article. Solely for the purpose of determining if the Program and any other program included in a required aggregation group of which this Program is a part is top-heavy (within the meaning of Section 416(g) of the Code), the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all programs maintained by the Employer or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code, effective January 1, 1987.

      Section 13.2 - Definitions. For purposes of this Article, the following terms shall have the meaning indicated:

           (a) Aggregation Group. The term "aggregation group" means --

                (1) each deferred compensation program maintained by the Employer which qualifies under Code Section 401(a) and in which a key employee is a participant;

                (2) each other program maintained by the Employer which enables a program described in the preceding clause to meet the non-discrimination requirements of Code Section 401(a)(4) or the participation requirements of Code Section 410; and

               (3) if the Employer so elects, any other qualified deferred compensation program of the Employer, if, after the inclusion of such program in the aggregation group, such group would continue to meet the non-discrimination requirements of Code Section 401(a)(4) and the participation requirements of Code
Section 410.

           (b) Top-Heavy Group. The term "top-heavy group" means any aggregation group if, as of the determination date, the sum of the present value of the cumulative accrued benefits for key employees under all defined benefit programs included in such group, and the aggregate value of the accounts of key employees under all defined contribution programs included in such group, exceeds 60 percent of the analogous sum determined for all employees. The present value of the cumulative accrued benefits for any employee and the value of the account of any employee shall be computed in accordance with the provisions of Code
Section 416(g) and any regulations prescribed thereunder.

           (c) Key Employee. The term "key employee" means any individual who is a key employee within the meaning of Code
Section 416(i)(1), and such regulations as the Secretary of the Treasury may prescribe thereunder.

           (d) Non-Key Employee. The term "non-key employee" means any Employee who is not a key employee.

           (e) Determination Date. The term "determination date" means, with respect to any Program Year, the last day of the preceding Program Year; in the case of the initial Program Year, however, the determination date is the last day of such year.

           (f) Valuation Date. The term "Valuation Date" means, for purposes of this Article XIII, the last day of the Program
Year containing the determination date.

           (g) Value of Account. The "value of the account" of a Participant in this Program means --

                (1) in the case of the initial Program Year, the Participant's Account as of the Valuation Date for that Program
Year, and

                (2) in the case of any other Program Year, the Participant's Account on the Valuation Date without regard to any contributions made after the Valuation Date which are allocated as of such Valuation Date.

     Section 13.3 - Vesting.

           (a) Top-Heavy Vesting Schedule. If, with respect to any Program Year, the Program is deemed to be a top-heavy plan, then each Participant who has completed three or more Plan Service Years, including at least one Hour of Service after the Program becomes a top-heavy plan, shall be fully vested in the portion of his Account attributable to Matching Contributions and Discretionary Contributions. In no event shall the rule stated in the preceding sentence be applied to reduce the vested benefit of a Participant as determined under the vesting schedule selected by the Employer in Section 5 of the Adoption Agreement. For purposes of this Section, the term "Plan Service Years" shall not include periods of Employment with Plans other than the Employer.

           (b) Change in Vesting Schedule. In the event that the Program ceases to be a top-heavy plan, then each Participant's interest in the portion of his Account attributable to Matching Contributions and Discretionary Contributions shall vest in accordance with the following rules:

                (1) Except as provided in paragraphs (2) and (3) below, the Participant's vested benefit shall be determined under the terms of the Program and the Adoption Agreement without regard to the provisions of Section 13.3(a) of the Program.

                (2) If a Participant has completed 3 or more Plan Service Years, his vested benefit shall be determined in accordance with the provisions of Section 13.3(a) of the Program or Section 5 of the Adoption Agreement, whichever produces the greater vested benefit; provided, however, that such a Participant's vested benefit shall not be greater than that which is determined under the Program without regard to the provisions of Section 13.3(a) unless under regulations or rulings interpreting Code Sections 411 and 416, such a Participant would otherwise have the right to an election described in Code Section 411(a)(10)(B).

                (3)  In  no  event shall a change in the  vesting
schedule resulting from a change in the Program's top-heavy status reduce any Participant's vested interest in the portion of his Account attributable to Matching Contributions and Discretionary Contributions (determined as of the date the change in the vesting schedule occurs).

     Section 13.4 - Minimum Contributions or Benefits.

           (a) General Rule. If, with respect to any Program Year, the Program is deemed to be a top-heavy plan, then the Employer shall make a minimum contribution on behalf of each Participant who is a non-key employee and who has not separated from service prior to the end of the Program Year equal to 3 percent of Section 415 Compensation for that Program Year; provided, however, that if 3 percent exceeds the percentage at which contributions under the Program are made for the key employee whose percentage is the highest (determined by dividing all contributions made on his behalf by so much of his Section 415 Compensation as does not exceed the applicable limitation as set forth in Section 1.12), such percentage figure shall be substituted in lieu of "3 percent" in the preceding clause. Amounts which are otherwise allocated to Participants under the Program shall be taken into account in determining whether this minimum contribution requirement is satisfied as follows:

                (1) Basic Contributions made on behalf of key employees may be included in the determination of the highest percentage contribution, but Basic Contributions made on behalf of non-key employees shall not be taken into account in determining whether the minimum contribution is satisfied.

               (2) Matching Contributions shall not be taken into account in determining whether the minimum contribution is satisfied.

                (3)  Discretionary Contributions, including those
Discretionary Contributions used for purposes of Section 1.2 and 1.5A, shall be taken into account in determining whether this minimum contribution is satisfied.

           (b) Nonduplication of Contributions. If the Employer maintains another deferred compensation program, the Employer shall provide non-key employees who participate in both programs with a minimum contribution under this Program.

           (c) Limitation on Minimum Contribution. This Section sets forth the requirements imposed by Code Section 416(c) and the regulations prescribed thereunder and shall not be interpreted to impose any requirements other than, or provide any contributions greater than, those mandated by such provisions of law.

      Section 13.5 - Limitation on Compensation. The limitation on compensation in Section 1.12 shall be applied in determining
Compensation under the Program, effective January 1, 1989.

     Section 13.6 - Limits on Benefits and Contributions.

           (a) Basic Limitation. If, with respect to any Program Year, the Program is deemed to be a top-heavy plan, then the Defined Benefit Fraction and the Defined Contribution Fraction, as defined in Sections 1.14 and 1.15, shall be computed by substituting "1.0" for "1.25" wherever the latter appears in those Sections.

            (b) Exception. Subsection (a) shall not apply, however, if the Program is not a "super top-heavy plan" (as defined in Subsection (c)) and the Program provides each non-key employee with the additional minimum benefit or contribution described in Subsection (d).

          (c) Super Top-Heavy Plan. The Program shall constitute a "super top-heavy plan" unless the Program would not be a top-heavy plan if "90 percent" were substituted for "60 percent" wherever the latter appears in Sections 13.1(a) and 13.2(b).

           (d) Additional Minimum Contribution. The requirements of this Subsection shall be satisfied if the Program would satisfy the minimum contribution provisions of Section 13.4 if such additional contributions or benefits are provided under this Program or another deferred compensation program as shall be required under regulations prescribed under Code Section 416(f) and (h)(2)(A).

           (e) Coordination With Section 1.15. If the basic limitation described in Subsection (a) of this Section applies to the Program with respect to any Program Year, and the election is made to compute the denominator of the Defined Contribution Fraction in accordance with the transition rule described in the definition of "Defined Contribution Fraction" in Section 1.15, then the transition rule in such Section shall be applied by substituting "$41,500" for "$51,875".

                           ARTICLE XIV
                          MISCELLANEOUS

     Section 14.1 - Action by Employer. Whenever under the terms of this Program the Employer is permitted or required to perform any act, it shall be done and performed by an officer of the Employer duly authorized by its board of directors unless the authority to perform the act has been otherwise delegated pursuant to this Program.

      Section 14.2 - Liability of Employer. The Employer shall have no liability for payments under the Program or for the investment experience of the Trust Fund except as otherwise provided by law. Persons entitled to payments hereunder shall look solely to the Trust Fund under the Program.

      Section 14.3 - Successor to Business of Employer. Unless the Program is sooner terminated, a successor to the business of the Employer shall continue the Program and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The Employment of any Employee who has continued in the employ of such successor shall not be deemed to have terminated or severed for any purpose hereunder.

      Section 14.4 - Dissolution of the Employer. In the event that the Employer is dissolved by reason of bankruptcy or insolvency, there being no successor to the business of the Employer, the Program hereunder shall terminate as to that Employer's Employees and the Trustee shall proceed in the same manner as though the Program were being terminated as provided in
Article XII.

      Section 14.5 - Interest in the Fund. Except to the extent provided herein, or otherwise required by law, no Participant, Beneficiary, nor any dependent of a Participant, nor any person claiming by or through such Participant, nor any other person, partnership, firm or corporation shall have any right, title or interest in or to the Trust Fund or any part thereof. Except as otherwise required by law, the Trust Fund shall not be liable for or subject to the debts, contracts, or liabilities of any such person, partnerships, firms or corporations, and no such person, partnership, firm or corporation shall have any right to any portion of the Fund.

      The Employer shall have no beneficial interest in the Trust Fund, and no part of the Trust Fund or the income therefrom shall revert or be repaid to the Employer; provided, however, that (1) forfeitures arising under the Program shall be used to reduce subsequent Matching or Discretionary Contributions in accordance with Section 6.2; (2) if the Internal Revenue Service makes a final determination that the Program does not initially meet the requirements of Code Sections 401(a) and (k), any assets attributable to Employer contributions shall be returned to the Employer within one calendar year of the date of such determination; and (3) if a contribution is made by the Employer by a mistake of fact, such contribution shall be returned to the Employer within one year of the mistaken payment, in which event the amount that may be returned shall not be more than the excess of the amount actually contributed over the amount which would have been contributed without the mistake, as adjusted by the amount of any losses (but not gains) attributable to such excess contribution.

      Section 14.6 - Claims. Any payment to a Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of the Program, shall, to the extent of the amount thereof, constitute full satisfaction of all claims hereunder against the Trustee, the Association, the Committee, and the Employer. Such Participant or Beneficiary or legal representative, as a condition precedent to such payment, may be required to execute a receipt therefor in such forms as shall be determined by the Trustee, the Association, the Committee, or the Employer, as the case may be.

      Section 14.7 - Mergers, Consolidations and Transfers of Assets. In the event that this Program merges or consolidates with, or transfers any of its assets or liabilities to, any other program of deferred compensation qualified under Code Section 401(a), no Participant hereunder shall, solely on account of such merger, consolidation, or transfer, be entitled to a benefit immediately following such event which is less than the benefit to which he was entitled immediately preceding such event.

      Section 14.8 - Non-assignment of Accounts. A Participant's interest under this Program shall be payable only in the manner provided in the Program and shall not be transferred, assigned, or alienated, except as provided in Article IX (relating to loans) or as required by the terms of a "qualified domestic relations order" (as defined in Code Section 414(p)) entered on or after January 1, 1985. The Committee shall treat a domestic relations order entered before January 1, 1985 as a qualified domestic relations order if distribution of a Participant's interest pursuant to such order has commenced as of such date. The Committee may, in its sole discretion, treat any other domestic relations order entered before January 1, 1985 as a qualified domestic relations order.

      In the case of any domestic relations order received by the Committee on or after January 1, 1985, the Committee shall promptly notify the Participant and each alternate payee (as defined in Code Section 414(p)(8)) of the receipt of such order and the procedures for determining the qualified status of domestic relations orders. Within a reasonable period after receipt of such order, the Committee shall determine whether such order is qualified and shall notify the Participant and each alternate payee of such determination.

     Except as provided in the following sentence, the amounts to which an alternate payee would have a right if an order is determined to be a qualified domestic relations order shall not be segregated in a separate account during the period in which the qualified status of the order is being determined (by the Committee, a court, or otherwise), but the Participant's Account shall not be available for loans or withdrawals during such period. If, however, the Participant would otherwise be entitled to an immediate distribution of his Account during any period in which the qualified status of a domestic relations order is being determined, the Committee shall direct the Trustee to segregate in a separate account the amounts that would be payable to each alternate payee if the order is determined to be a qualified domestic relations order. If a separate account is established pursuant to the preceding sentence, the amounts held therein shall be invested in the money market fund, if any, which has been elected as an investment fund in Section 5B of the Adoption Agreement, or, if no money market fund has been elected as an investment fund by the Employer in Section 5B of the Adoption
Agreement, such amounts shall be invested in the income fund which has been elected as an investment fund by the Employer in
Section 5B of the Adoption Agreement, pending a final determination as to the order's qualified status.

      If it is determined that the order is not qualified, then the Committee shall direct the Trustee (i) to pay the segregated amounts (plus any earnings thereon) to the person or persons who would have been entitled to such amounts if there had been no order, or (ii) if no amounts were segregated in separate accounts, to disregard the order in determining the portion of the Participant's Account that is available for loans, withdrawals, and distributions.

     If the order (or modification thereof) is determined to be a qualified domestic relations order, the Committee shall direct the Trustee to pay each alternate payee the amounts to which he is entitled. Such payment shall be made as soon as practicable, to the extent consistent with the terms of the order, even if the Participant remains in the Employment of the Employer and has not attained age 55. If a qualified domestic relations order requires payment to an alternate payee to be deferred, the Committee shall direct the Trustee to hold the amount payable to the alternate payee in a separate account for the benefit of such payee, and the alternate payee shall have the right to direct investments with respect to such separate account.

      Section  14.9  - No Guarantee.  Neither the  Employer,  the
Association, the Committee, nor the Trustee guarantees the  Trust
Fund in any manner against loss or depreciation.

      Section 14.10 - Definition of Words. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

     Section 14.11 - Titles. The titles of Articles and Sections are included only for convenience and shall not be construed as part of the Program or in any respect to affect or modify its provisions.

       Section   14.12  -  Construction.   In  any  question   of
interpretation or other matter of doubt, the Trustee, the Committee, the Recordkeeper, and the Employer may rely upon the opinion of legal counsel. The provisions of the Program shall be construed, administered, and enforced according to laws of the State of Illinois to the extent that the application of state law to the Program has not been preempted by Section 514 of ERISA.

      Section 14.13 - Employment Contract. Nothing contained in this Program or the Trust Agreement shall be held or construed to create any liability upon the Employer to retain any Employee in its employ or to modify the Employer's employment policies.

      Section 14.14 - Failure to Qualify. If the Employer's Program fails to attain qualification, the funds of the Employer's Program will be removed from the Trust under the Master Trust Agreement as soon as administratively convenient and held as part of a separate trust under Section 8 of the Adoption Agreement.

      Section 14.15 - Prior Programs. If the assets of any program that is a profit-sharing program with a cash or deferred arrangement become subject to the provisions of this Program prior to January 1, 1995, such program shall be designated as a "Prior Program" under this Section 14.15. Each Prior Program is hereby amended to comply with the provisions set forth in Attachment A, effective as of the later of (i) the respective dates set forth in such attachment with regard to each such provision or (ii) the date of the establishment of such Prior Program, until such assets are no longer subject to the provisions of the Prior Program. Notwithstanding the foregoing, if the Prior Program contains a provision that is substantially similar to a provision in Attachment A, the provision already set forth in the Prior Program shall apply rather than the provision in Attachment A.

(As amended through 6/22/94)


H:\j10bwadl\anna\document\000198.doc

                          Attachment A
                               to
                   Tax-Favored Savings Program


Each Prior Program (as defined in Program Section 14.15) is amended under such Program Section to comply with the following provisions, effective as of the later of (i) the respective dates set forth below or (ii) the date of the establishment of such Prior Program, until the assets of the Prior Program are no longer subject to the provisions of the Prior Program.

Attachment  Section  1  -  Elective  Deferrals.   The  amount  of
elective deferrals made on behalf of any participant shall be subject to the limitations set forth in the Prior Program, and such contributions may be restricted, reduced, or to the extent already made to the Trust, refunded in accordance with the provisions of the Prior Program, in order to ensure that such limitations are satisfied. In no event shall the amount of elective deferrals made on behalf of any participant exceed $7,000 (as adjusted by the Secretary of the Treasury for increases in the cost of living) in any taxable year of the participant, effective January 1, 1987. The foregoing limit shall not apply to amounts of elective deferrals attributable to service performed in 1986 and described in Section 1105(c)(5) of the Tax Reform Act of 1986.

Attachment  Section  2  -  Limitations  on  Basic  and   Matching
Contributions.

           (a)   Dollar Limit on Elective Deferrals.   The  total
amount of elective deferrals made on behalf of any participant for a program year under the Prior Program shall be limited in accordance with Attachment Section 1.

           (b) Limit on Actual Deferral Percentage. The Actual Deferral Percentage (as defined in Program Section 1.2) for participants who are Highly Compensated Employees (as defined in Internal Revenue Code Section 414(q)) shall not exceed the greater of:

                (1) The Actual Deferral Percentage for all other participants multiplied by 1.25; or

                (2) The lesser of (i) the Actual Deferral Percentage for all other participants multiplied by 2, or (ii) the Actual Deferral Percentage for all other participants plus 2 percentage points or such lesser amount as may be prescribed by the Secretary of the Treasury in regulations, as described in Subsection (d) below, to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

      Rules shall be prescribed, which shall be applied by the employer in limiting the elective deferrals which may be made on behalf of participants who are Highly Compensated Employees so that this percentage limitation is satisfied.

           (c) Limit on Average Contribution Percentage. If matching contributions are made under the Prior Program, the Average Contribution Percentage (as defined in Program Section 1.5A) for participants who are Highly Compensated Employees (as defined in Internal Revenue Code Section 414(q)) shall not exceed the greater of:

                (1) The Average Contribution Percentage for all other participants multiplied by 1.25; or

                (2) The lesser of (i) the Average Contribution Percentage for all other participants multiplied by 2, or (ii) the Average Contribution Percentage for all other participants plus 2 percentage points or such lesser amount as may be prescribed by the Secretary of the Treasury in regulations, as described in Subsection (d) below, to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

      Rules shall be prescribed, which shall be applied by the employer in limiting the matching contributions which may be made on behalf of Participants who are Highly Compensated Employees so that this percentage limitation is satisfied. To the extent permitted under applicable law or regulations, if matching contributions are taken into account for purposes of calculating the Actual Deferral Percentage, such matching contributions shall not be subject to this Section.

           (d) Limit on Multiple Use of Alternative Limitation. This Subsection shall be applicable with respect to those program years in which both the Actual Deferral Percentage and the Average Contribution Percentage of participants who are Highly Compensated Employees exceed the respective percentages of all other participants by more than 125%. In no event shall the sum of the Actual Deferral Percentage and the Average Contribution Percentage of the entire group of eligible Highly Compensated Employees be greater than the aggregate limit. For purposes of this Subsection, the term "aggregate limit" shall mean the aggregate limit as determined in accordance with rules and regulations prescribed by the Secretary of the Treasury. Amounts in excess of the aggregate limit shall be corrected by reducing the Average Contribution Percentage of Highly Compensated Employees pursuant to Attachment Section 6.

          (e) Collectively Bargained Employees. If any employees of the employer are included in a unit of employees covered by a collective bargaining agreement, the employees of the employer shall be divided into two groups, one group which shall include those employees who are so covered and the other group which shall include all those other employees who are not so covered. The Actual Deferral Percentage, the Average Contribution Percentage and the Multiple Use tests specified above shall be performed separately for each group.

          (f) Effective Date of Limitations on Basic and Matching
Contributions. The provisions of this Section shall be effective as of January 1, 1987.

Attachment Section 3 - Limitation Applicable to All Participants'
Accounts.

           (a) If the employer does not maintain any other qualified program, the amount of annual additions which may be credited to a participant's account for any program year shall not exceed the lesser of (1) $30,000 (or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Internal Revenue Code, as in effect for the program year), or (2) 25 percent of the participant's 415 Compensation (as defined in Program Section 1.12) for such program year, effective January 1, 1987. The limit in (2) above shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after a participant's severance from service, or to any amount otherwise treated as an annual addition under Section 415(1)(1) of the Code.

          (b) If, as a result of the allocation of forfeitures, a reasonable error in estimating a participant's Section 415 Compensation, or a reasonable error in determining the amount of elective deferrals that may be made with respect to any individual under the limits of Code Section 415 or under such limited facts and circumstances as are specified by the Commissioner of Internal Revenue, there is an excess amount with respect to a participant for the program year, such excess amount will be disposed of in accordance with the provisions of the Prior Program.

Attachment Section 4 - Vesting Schedule. A participant shall have a fully vested interest in his elective deferrals subaccount and his rollover contribution subaccount, if any, at all times. A participant's interest in his matching contribution subaccount, if any, and his discretionary contribution subaccount, if any, shall vest, effective January 1, 1989, at the rate or rates specified in the Prior Program, or the rates set forth in Internal Revenue Code Section 411(a), whichever rates are more favorable to the participants.

Attachment Section 5 - Required Distributions. Effective January 1, 1989, notwithstanding any provision of the Prior Program that is or may be interpreted to the contrary, distributions under the Prior Program shall be made in accordance with the regulations under Internal Revenue Code Section 401(a)(9), including Treas. Reg. 1.401(a)(9)-2. Under no circumstances shall payment hereunder commence later than April 1 of the calendar year following the calendar year in which the participant attains the age of 70-1/2, unless the participant attained age 70-1/2 before January 1, 1988 (and was not a 5-percent owner during any program year since the participant attained the age of 66-1/2), in which case the applicable rule in the Prior Program as in effect on December 31, 1988 will continue to apply. In the case of a participant who attained the age of 70-1/2 in 1988 who was not a 5-percent owner and who had not separated from service prior to January 1, 1989, payment hereunder must commence no later than April 1, 1990. In no event shall the amount paid to the participant be less than the minimum amount (nor shall the time of making any payment be later than the latest date) required by regulations under Code Section 401(a)(9).

Attachment Section 6 - Distribution of Excess Deferrals, Excess Contributions, and Excess Matching Contributions. The following procedures shall apply in the disposition of Excess Deferrals, Excess Contributions, and Excess Matching Contributions (as such terms are defined in the Program, effective January 1, 1987. A distribution to a participant of Excess Contributions or Excess Matching Contributions shall not require the consent of the participant.

           (a) Excess Deferrals. Notwithstanding any other provision in the Prior Program, Excess Deferrals with respect to a participant, and the income allocable thereto, shall be distributed to the participant who claims such Excess Deferral for the present or preceding program year in accordance with Internal Revenue Code Section 402(g), this Subsection, and the rules prescribed for such purpose. Such distribution shall be made no later than April 15 of the program year following the program year to which the Excess Deferral relates.

                (1) The participant's claim shall be in writing; shall be submitted to the program administrator no later than March 1 of the program year following the program year to which the Excess Deferral relates; shall specify the amount of the participant's Excess Contribution for the present or preceding program year; and shall be accompanied by the participant's written statement that, if such amount is not distributed, such amount when added to amounts deferred under the Prior Program and other plans or arrangements described in Code Sections 401(k), 408(k) or 403(b) exceed the limit imposed on the participant by Code Section 402(g) for the year in which the deferral occurred. A participant is deemed to have notified the Prior Program of Excess Deferrals and claimed such amounts to the extent the participant has Excess Deferrals for the taxable year calculated by taking into account only elective deferrals under the Prior Program and elective deferrals under other programs of the employer.

                (2)   The program administrator shall notify  the
recordkeeper of such Excess Deferral and direct the Trustee to refund to the participant such amount, together with any allocable earnings or reduced by allocable losses, as determined by the recordkeeper in accordance with Subsection (f) of this Section. The amount of Excess Deferrals to be refunded to a participant with respect to a taxable year shall be reduced by any Excess Contributions previously distributed to the participant with respect to the program year in that taxable year. Matching contributions that have been made with respect to Excess Deferrals shall be forfeited to the extent required by rules or regulations prescribed by the Secretary of the Treasury. Any distribution of Excess Deferral amounts shall be designated as such in accordance with such rules and regulations as the Secretary of the Treasury may prescribe.

           (b) Excess Contributions. In the event that at the end of the program year the Actual Deferral Percentage for Highly Compensated Employees exceeds the limitation set forth above, the employer shall determine the maximum deferral percentage which a Highly Compensated Employee may have in order for the Actual Deferral Percentage for all Highly Compensated Employees to satisfy the limitation. Such determination shall be made by reducing contributions made on behalf of Highly Compensated Employees in order of their deferral percentages, beginning with the highest deferral percentage. The reduction for a Highly Compensated Employee whose deferral percentage is determined under the family aggregation rules shall be determined according to such rules and regulations as the Secretary of the Treasury may provide. The Excess Contributions made on behalf of those Highly Compensated Employees with deferral percentages in excess of such maximum will be refunded as provided in this Subsection so that such Highly Compensated Employees' deferral percentages do not exceed the maximum.

               (1) The employer shall notify the recordkeeper of such adjustments and direct the Trustee to refund such amount, together with any allocable earnings or losses, to affected participants.

                (2)   Notwithstanding any other provision of  the
Prior Program, the Excess Contribution, and any earnings or losses allocable thereto, shall be distributed within the first 2-1/2 months of the program year following the year to which such Excess Contributions relate. The amount of Excess Contributions to be distributed with respect to a participant for a program
year   shall  be  reduced  by  any  Excess  Deferrals  previously distributed to such participant for the participant's taxable year ending with the program year. Matching contributions that have been made with respect to Excess Contributions shall be
forfeited   to  the  extent  required  by  rules  or  regulations
prescribed by the Secretary of the Treasury.

                (3)   The earnings or losses allocable to  Excess
Contributions  shall be determined in accordance with  Subsection
(f) of this Section.

                (4) Amounts distributed under this Subsection shall first be treated as distributions from the participant's elective deferrals subaccount and shall be treated as distributed from the participant's matching or discretionary contribution subaccounts, if any, only to the extent the amount to be distributed exceeds the balance in the participant's elective deferrals subaccount.

           (c) Excess Matching Contributions. In the event that at the end of the program year the Average Contribution Percentage for Highly Compensated Employees exceeds the limitation set forth above, the employer shall determine the maximum contribution percentage which a Highly Compensated Employee may have in order for the Average Contribution Percentage for all Highly Compensated Employees to satisfy the limitation. Such determination shall be made by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages, beginning with the highest of such percentages. The reduction for a Highly Compensated Employee whose contribution percentage is determined under the family aggregation rules shall be determined in accordance with such rules and regulations as the Secretary of the Treasury may prescribe. The Excess Matching Contributions made on behalf of those Highly Compensated Employees with contribution percentages in excess of such maximum will be forfeited or distributed as provided in this Subsection, depending on whether or not the affected Highly Compensated Employees are vested in such contributions, so that such Highly Compensated Employees' contribution percentages do not exceed the maximum.

               (1) The employer shall notify the recordkeeper of such adjustments and direct the Trustee to dispose of such Excess Matching Contributions, together with any allocable earnings or losses, by distributing Excess Matching Contributions and allocable earnings or losses to those affected Highly Compensated participants who are vested in such amounts, and by treating the remaining Excess Matching Contributions and allocable earnings or losses as a forfeiture under the Prior Program.

                (2) Notwithstanding any other provision of the Program, the Excess Matching Contribution, and earnings or losses allocable thereto, shall be disposed of within the first 2-1/2 months of the program year following the year to which such Excess Matching Contributions relate.

                (3)   The earnings or losses allocable to  Excess
Matching Contributions shall be determined in accordance with Subsection (f) of this Section.

           (d)  Ordering.  The calculation and disposition of the
excess  amounts in this Section shall be made in accordance  with
rules   prescribed   by  the  Secretary  of  the   Treasury   for
coordinating such items.

           (e) Forfeitures. Any amount required to be forfeited under this Section shall be used to reduce subsequent employer contributions.

          (f) Income Allocable to Corrective Distributions. The income allocable to Excess Deferrals, Excess Contributions and Excess Matching Contributions, respectively, shall be equal to the sum of the allocable gain or loss for the program year and the allocable gain or loss for the period between the end of the program year and the date of distribution. Any reasonable method for computing the income allocable to such excess amounts may be used, provided that the method does not violate Code Section 401(a)(4), is used consistently for all participants in the Prior Program for all corrective distributions under the Prior Program for the program year, and is used by the Prior Program for allocating income to participants' accounts.

Attachment  Section  7 - Rollover Distributions.   The  following
provisions apply to distributions made on or after January 1, 1993.

           (a) Direct Rollovers. Notwithstanding any provision of the Prior Program to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time, in the manner, and subject to the restrictions all as prescribed by the program administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Payment to an eligible retirement plan shall be made in accordance with the rules prescribed by the program administrator.

           (b) Definitions. For purposes of this Section, the following definitions apply:

                (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Internal Revenue Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (2) An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                (3) A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code
Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

               (4)  A "direct rollover" is a payment by the Prior
Program  to  the  eligible  retirement  plan  specified  by   the
distributee.



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